                                                                     Exhibit 4.1

              --------------------------------------------------



                               CP&L ENERGY, INC.

                                      TO

                           THE CHASE MANHATTAN BANK,

                                    Trustee



                                 ------------


                     Contingent Value Obligation Agreement



                         Dated as of November 30, 2000


              --------------------------------------------------

                              TABLE OF CONTENTS*

ARTICLE I    Definitions and Other Provisions of General Application.............................................   1
             -------------------------------------------------------

     Section 101. Definitions....................................................................................   1
     Section 102. Compliance Certificates and Opinions...........................................................   7
     Section 103. Form of Documents Delivered to Trustee.........................................................   8
     Section 104. Acts of Holders................................................................................   9
     Section 105. Notices, Etc. to Trustee and Company...........................................................  10
     Section 106. Notice to Holders of Securities; Waiver........................................................  11
     Section 107. Conflict with Trust Indenture Act..............................................................  12
     Section 108. Effect of Headings and Table of Contents.......................................................  12
     Section 109. Successors and Assigns.........................................................................  12
     Section 110. Separability Clause............................................................................  12
     Section 111. Benefits of Agreement..........................................................................  12
     Section 112. Governing Law..................................................................................  12
     Section 113. Legal Holidays.................................................................................  12

ARTICLE II   Security Forms......................................................................................  13
             --------------

     Section 201. Forms Generally................................................................................  13
     Section 202. Form of Trustee's Certificate of Authentication................................................  13
     Section 203. Securities Issuable Initially in the Form of Global Securities.................................  13

ARTICLE III  The Securities......................................................................................  16
             --------------

     Section 301. Title and Terms................................................................................  16
     Section 302. Number.........................................................................................  16
     Section 304. Temporary Securities...........................................................................  17
     Section 305. Registration, Registration of Transfer and Exchange............................................  18
     Section 306. Mutilated, Destroyed, Lost and Stolen Securities...............................................  20
     Section 307. Payments in U.S. Currency......................................................................  21
     Section 308. Persons Deemed Owners..........................................................................  21
     Section 309. Cancellation by Security Registrar.............................................................  21

ARTICLE IV   Covenants...........................................................................................  22
             ---------

     Section 401. Payment of Amounts, if any, to Holders.........................................................  22
     Section 402. Maintenance of Office or Agency................................................................  22
     Section 403. Money for Securities Payments to be Held in Trust..............................................  22
     Section 404. Corporate Existence............................................................................  23
     Section 405. Annual Officer's Certificate as to Compliance..................................................  23

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Agreement.

          Section 406. Good Faith and Fair Dealing....................................................................  24
          Section 407. Books and Records..............................................................................  24
          Section 408. Insurance......................................................................................  24
          Section 409. Indebtedness...................................................................................  24
          Section 410. Prohibited Transactions........................................................................  24
          Section 411. Income Tax Treatment...........................................................................  24

ARTICLE V   Events of Default; Remedies...............................................................................  25
            ---------------------------

          Section 501. Events of Default..............................................................................  25
          Section 502. Collection of Indebtedness and Suits for Enforcement by Trustee................................  26
          Section 503. Trustee May File Proofs of Claim...............................................................  26
          Section 504. Trustee May Enforce Claims Without Possession of Securities....................................  27
          Section 505. Application of Money Collected.................................................................  27
          Section 506. Limitation on Suits............................................................................  27
          Section 507. Unconditional Right of Holders to Receive Payments.............................................  28
          Section 508. Restoration of Rights and Remedies.............................................................  28
          Section 509. Rights and Remedies Cumulative.................................................................  28
          Section 510. Delay or Omission Not Waiver...................................................................  29
          Section 511. Control by Holders of Securities...............................................................  29
          Section 512. Waiver of Past Defaults........................................................................  29
          Section 513. Undertaking for Costs..........................................................................  30
          Section 514. Operating and Ownership Decisions..............................................................  30
          Section 515. Tax Decisions and Procedures...................................................................  30
          Section 516. Limitation of Liability........................................................................  30
          Section 517. No Rights of Acceleration; Unsecured Obligations...............................................  31
          Section 518. Non Interest-Bearing Obligations...............................................................  31
          Section. 519 No Redemption..................................................................................  31

ARTICLE VI  The Trustee...............................................................................................  31
            -----------

          Section 601. Certain Duties and Responsibilities............................................................  31
          Section 602. Notice of Defaults.............................................................................  33
          Section 603. Certain Rights of Trustee......................................................................  33
          Section 604. Not Responsible for Recitals or Issuance of Securities.........................................  34
          Section 605. May Hold Securities............................................................................  35
          Section 606. Money Held in Trust............................................................................  35
          Section 607. Compensation and Reimbursement.................................................................  35
          Section 608. Disqualification; Conflicting Interests........................................................  36
          Section 609. Corporate Trustee Required; Eligibility........................................................  36
          Section 610. Resignation and Removal; Appointment of Successor..............................................  37
          Section 611. Acceptance of Appointment by Successor.........................................................  38
          Section 612. Merger, Conversion, Consolidation or Succession to Business....................................  39
          Section 613. Preferential Collection of Claims Against Company..............................................  39
          Section 614. Co-trustees and Separate Trustees..............................................................  40
          Section 615. Appointment of Authenticating Agent............................................................  41
          Section 616. Paying Agents Afforded Protection..............................................................  42

                                     (11)

ARTICLE VII   Holders' Lists and Reports by Trustee and Company.......................................................  43
              -------------------------------------------------

          Section 701. Lists of Holders...............................................................................  43
          Section 702. Reports by Trustee and Company.................................................................  43

ARTICLE VIII  Consolidation, Merger, Conveyance or Other Transfer.....................................................  44
              --------------------------------------------------

          Section 801. Company May Consolidate, Etc., Only on Certain Terms...........................................  44
          Section 802. Successor Corporation Substituted..............................................................  45

ARTICLE IX    Amendments..............................................................................................  45
              ----------

          Section 901. Amendments Without Consent of Holders..........................................................  45
          Section 902. Amendments With Consent of Holders.............................................................  46
          Section 903. Execution of Amendments........................................................................  47
          Section 904. Effect of Amendments...........................................................................  48
          Section 905. Conformity With Trust Indenture Act............................................................  48
          Section 906. Reference in Securities to Amendments..........................................................  48

ARTICLE X     Meetings of Holders; Action Without Meeting.............................................................  48
              -------------------------------------------

          Section 1001. Purposes for Which Meetings May be Called.....................................................  48
          Section 1002. Call, Notice and Place of Meetings............................................................  48
          Section 1003. Persons Entitled to Vote at Meetings..........................................................  49
          Section 1004. Quorum; Action................................................................................  49
          Section 1005. Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings...  50
          Section 1006. Counting Votes and Recording Action of Meetings...............................................  51
          Section 1007. Action Without Meeting........................................................................  51

ARTICLE XI    Immunity of Incorporators, Stockholders, Officers and Directors.........................................  51
              ---------------------------------------------------------------

          Section 1101. Liability Solely Corporate....................................................................  51

ARTICLE XII   Subordination of Securities.............................................................................  52
              ---------------------------

          Section 1201. Securities Subordinate to Senior Indebtedness.................................................  52
          Section 1202. Payment Over of Proceeds of Securities........................................................  52
          Section 1203. Disputes with Holders of Certain Senior Indebtedness..........................................  54
          Section 1204. Subrogation...................................................................................  54
          Section 1205. Obligation of the Company Unconditional.......................................................  55
          Section 1206. Priority of Senior Indebtedness Upon Maturity.................................................  55
          Section 1207. Trustee as Holder of Senior Indebtedness......................................................  55
          Section 1208. Notice to Trustee to Effectuate Subordination.................................................  55
          Section 1209. Modification, Extension, etc. of Senior Indebtedness..........................................  56
          Section 1210. Trustee Has No Fiduciary Duty to Holders of Senior Indebtedness...............................  56
          Section 1211. Paying Agents Other than the Trustee..........................................................  56
          Section 1212. Rights of Holders of Senior Indebtedness Not Impaired.........................................  56

                                     (iii)

          Section 1213. This Article Not to Prevent Events of Default.................................................  57
          Section 1214. Effect of Subordination Provisions; Termination...............................................  57

ARTICLE XIII Maintenance of Contingency Funds.........................................................................  57
             --------------------------------

          Section 1301. Payments to Trustee...........................................................................  57
          Section 1302. Maintenance of Accounts.......................................................................  57
          Section 1303. Investment and Application of Contingency Funds...............................................  57
          Section 1304. Officer's Certificates Relating to Contingency Funds; Tax Reporting...........................  58
          Section 1305. Officer's Certificate Relating to Satisfaction of Payment Obligations.........................  59

APPENDIX A - CERTIFICATE REPRESENTING THE SECURITIES
APPENDIX B - COMPANY ORDER, OFFICER'S CERTIFICATE, AND OPINION OF COUNSEL APPENDIX C - ACCOUNTANTS' CERTIFICATE

                                     (iv)

                               CP&L ENERGY, INC.

           Reconciliation and tie between Trust Indenture Act of 1939 and Contingent Value Obligation Agreement, dated as of November 30, 2000

Trust Indenture Act Section                      Agreement Section

(S)310 (a)(1)   .....................................   609
       (a)(2)   .....................................   609
       (a)(3)   .....................................   614
       (a)(4)   .....................................   Not Applicable
       (b)      .....................................   608
                                                        610
(S)311 (a)      .....................................   613
       (b)      .....................................   613
       (c)      .....................................   613
(S)312 (a)      .....................................   701
       (b)      .....................................   701
       (c)      .....................................   701
(S)313 (a)      .....................................   702
       (b)      .....................................   702
       (c)      .....................................   702
       (d)      .....................................   702
(S)314 (a)      .....................................   702
       (a)(4)   .....................................   405
       (b)      .....................................   Not Applicable
       (c)(1)   .....................................   102
       (c)(2)   .....................................   102
       (c)(3)   .....................................   Not Applicable
       (d)      .....................................   Not Applicable
       (e)      .....................................   102
(S)315 (a)      .....................................   601
                                                        603
       (b)      .....................................   602
       (c)      .....................................   601
       (d)      .....................................   601
       (e)      .....................................   513
(S)316 (a)      .....................................   511
                                                        512
       (a)(1)(A).....................................   Not Applicable
                                                        511
       (a)(1)(B).....................................   512
       (a)(2)   .....................................   Not Applicable
       (b)      .....................................   507
(S)317 (a)(1)   .....................................   502
       (a)(2)   .....................................   503
       (b)      .....................................   403
(S)318 (a)      .....................................   107

                                      (v)

          CONTINGENT VALUE OBLIGATION AGREEMENT, dated as of November 30, 2000, between CP&L ENERGY, INC., a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company"), having its principal office at 411 Fayetteville Street, Raleigh, North Carolina 27601-1748, and THE CHASE MANHATTAN BANK, a banking corporation organized under the laws of the State of New York, having its principal corporate trust office at 450 West 33rd Street, New York, New York 10001, as Trustee (herein called the "Trustee").

                             RECITAL OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Agreement to provide for the issuance of its Contingent Value Obligations (herein called the "Securities" or "CVOs"), to be issued as contemplated herein; and all acts necessary to make this Agreement a valid agreement of the Company have been performed.

          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article One of this Agreement.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

            Definitions and Other Provisions of General Application
            -------------------------------------------------------

              Section 101.  Definitions.
              ------------  ------------

          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all terms used herein without definition which are defined in the form of Security attached as Appendix A either directly or by reference therein, have the meanings assigned to them therein;

          (c) all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the

     United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation; provided, however, that in determining generally accepted accounting principles applicable to the Company, the Company shall, to the extent required, conform to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company; and

          (e) the words "herein", "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Six, are defined in that Article.

          "Act", when used with respect to any Holder of a Security, has the meaning specified in Section 104.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Members" means members of, or participants in, a Broker/Nominee Depository.

          "Agreement" means this instrument as originally executed and delivered and as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Authorized Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or any other duly authorized officer of the Company.

          "Board of Directors" means either the board of directors of the Company or any committee thereof or any director or directors and/or officer or officers of the Company to whom that board or committee shall have duly delegated its authority duly authorized to act in respect of matters relating to this Agreement.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Book-Entry Global Security" shall mean a Security registered in the name of the Security Registrar or its nominee on the Book-Entry System to represent, from time to time, all Securities outstanding under this Agreement other than Securities represented by the

Broker/Nominee Depository Global Securities or represented by Individually Registered Securities issued pursuant to Section 305.

          "Book-Entry Registered Holder" shall mean, with respect to a Security held under the Book-Entry System, each Person reflected in the records of the Security Registrar as the registered owner of Securities.

          "Book-Entry System" shall mean a direct registration system approved by the Commission and maintained by the Security Registrar as agent for and with the approval of the Company whereby Securities issued under this Agreement may be registered in the Holder's name in uncertificated, book-entry form on the books of the Security Register maintained pursuant to Section 305.

          "Broker/Nominee Depository" shall mean each clearing agency registered under the Exchange Act or any other applicable statute or regulation, whether one of more, and maintaining a book-entry system for participating brokers, financial institutions and nominees pursuant to which beneficial ownership in Securities reflected on the books and records of the Security Registrar may be transferred or exchanged on the records of such clearing agency. Initially, the sole Broker/Nominee Depository shall be The Depository Trust Company, New York, New York, but the Security Registrar, with the written consent of the Company, may from time to time establish relationships with any number of other Broker/Nominee Depositories.

          "Broker/Nominee Depository Global Security" shall mean a Security registered in the name of any Broker/Nominee Depository or its nominee, all in accordance with this Agreement, on the Book-Entry System maintained by the Security Registrar and held by the Security Registrar as agent or custodian for the Broker/Nominee Depository.

          "Business Day", when used with respect to a Place of Payment or any other particular location specified in the Securities or this Agreement, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed.

          "Certificate" means the form of certificate representing the Securities attached hereto as Appendix A.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the date of execution and delivery of this Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this Agreement until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

          "Contingency Funds" means amounts held by the Trustee in support of the obligation of the Company to make payments to the Holders, as specified in the Securities. Contingency Funds shall consist of amounts paid to the Trustee pursuant to Section 1301, plus earnings on amounts held as Contingency Funds, less Allocable Expenses.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution and delivery of this Agreement is located at 450 West 33rd Street, New York, New York 10001.

          "corporation" means a corporation, association, company, limited liability company, joint stock company or business trust.

          "Default Interest Rate" means the three month London Interbank Offered Rate, as published in the Wall Street Journal, as such rate may change from time to time, plus 300 basis points.

          "Designated Trustee Office" means any office or offices of the Trustee or any Affiliate, servicer or other agent of the Trustee from time to time established by the Trustee in its discretion as the location at which particular actions or functions will occur. The Trustee shall, upon the written request of the Company or any Holder, provide the Company or such Holder with a written list of its Designated Trustee Offices hereunder, but, in the absence of such written request or unless otherwise provided herein or unless necessary for the proper performance by the Trustee of its responsibilities hereunder, the Trustee may establish and change its Designated Trustee Offices hereunder without notice to the Company or any Holder.

          "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

          "Effective Time" has the meaning given thereto in the Exchange Agreement.

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Agreement" shall mean the Amended and Restated Agreement and Plan of Exchange dated March 3, 2000 between the Company, Carolina Power & Light Company and Florida Progress Corporation.

          "Global Security" shall mean a Book-Entry Global Security or a Broker/Nominee Depository Global Security issued in accordance with the terms of this Agreement and representing outstanding CVOs.

          "Governmental Authority" means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

          "Government Obligations" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof;

          (b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company (which may include the Trustee or any Paying Agent) subject to United States federal or state supervision or examination with a combined capital and surplus of at least $100,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom; and

          (c) money market funds subject to the provisions of Rule 2a-7 under the Investment Company Act of 1940 which invest solely in obligations described in paragraphs (a) and (b) above.

          "Holder" shall mean, (a) in the case of a Security held under the Book-Entry System, the Book-Entry Registered Holder, (b) in the case of a Broker/Nominee Global Security, the applicable Broker/Nominee Depository with respect to that Broker/Nominee Depository Global Security, and (c) in the case of an Individually Registered Security, the Physical Certificate Registered Holder.

          "Individually Registered Security" means a Security evidenced by a physical Certificate issued, at the request of a Holder, pursuant to Section 305 of this Agreement in exchange for any Securities held by such Holder in uncertificated form on the Book-Entry System.

          "Maturity", when used with respect to any Senior Indebtedness, means the date on which the principal of such indebtedness or an installment of principal becomes due and payable as provided therein.

          "Officer's Certificate" means a certificate signed by an Authorized Officer and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, or other counsel acceptable to the Trustee.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Agreement, except:

          (a) Securities theretofore canceled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation; and

          (b) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Agreement, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser or purchasers in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite amount of the Securities Outstanding under this Agreement have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded.

          "Paying Agent" means any Person authorized by the Company to make payments on any Securities on behalf of the Company.

          "Payment Date" means the date specified in the applicable Officer's Certificate as a date on which the Trustee or the Company is to make a payment to the Holders or the Trustee is to make a payment to the Company.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or any Governmental Authority.

          "Physical Certificate Registered Holder" shall mean, with respect to an Individually Registered Security, the Person reflected on the Security Register maintained by the Security Registrar as agent for the Company as the registered owner of such Security.

          "Place of Payment", when used with respect to the Securities, means the offices or agencies of the Paying Agent maintained for that purpose from time to time, or at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company, payment may be made by check or wire transfer.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Responsible Officer", when used with respect to the Trustee, means any officer or other authorized representative of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Securities" has the meaning stated in the first recital of this Agreement and more particularly means any securities authenticated and delivered under this Agreement.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Senior Indebtedness" means all obligations of, or guaranteed or assumed by, the Company for borrowed money, or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of the Company and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of this Agreement or subsequently incurred by the Company. Notwithstanding the foregoing, "Senior Indebtedness" will not include (A) the obligations evidenced by the Securities, (B) obligations of the Company that by their terms are expressly pari passu in right of payment to the Securities, (C) obligations of the Company to any subsidiary of the Company or any other affiliate of the Company and (D) obligations which when incurred and without regard to any election under Section 1111(b) of the Federal Bankruptcy Code are without recourse to the Company.

          "Trust Indenture Act" means, the Trust Indenture Act of 1939 as in force and effect as of the date of execution of this Agreement; provided, however, that in the event the Trust Indenture Act of 1939 is succeeded by another statute or is amended after such date, "Trust Indenture Act" shall mean such successor statute or the Trust Indenture Act of 1939, as so amended, to the extent such successor statute is applicable to this Agreement or to the actions of the Company or the Trustee under or pursuant to this Agreement.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Agreement until a successor Trustee shall have become such with respect to the Securities pursuant to the applicable provisions of this Agreement, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities shall mean the Trustee with respect to the Securities.

          "United States" means the United States of America, its territories, its possessions and other areas subject to its political jurisdiction.

            Section 102. Compliance Certificates and Opinions.

          Except as otherwise expressly provided in this Agreement, upon any application or request by the Company to the Trustee to take any action under any provision of this Agreement, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 103.   Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion are based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

          Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer's Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Agreement to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, (except to the extent that such action was a result of willful misconduct or bad faith or had or could be expected to have an adverse effect on the Holders of the Securities). Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Agreement equally and ratably with all other Outstanding Securities, except as aforesaid.

Section 104.   Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Agreement to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Ten, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Agreement and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 1006.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

          (c) The aggregate number (except as otherwise contemplated in the proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of the aggregate number of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

          (f) Securities authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

          (g) If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be determined as of the record date.

Section 105.   Notices, Etc. to Trustee and Company.

          Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address as the parties hereto shall from time to time designate, or transmitted by certified or registered mail, charges prepaid, to the applicable address set opposite such party's name below or to such other address as either party hereto may from time to time designate:

          If to the Trustee, to:

               The Chase Manhattan Bank
               c/o Chase National Corporate Services, Inc.
               3800 Colonnade Parkway
               Suite 490
               Birmingham, Alabama  35243

               Telephone: (205) 968-0500
               Telecopy:  (205) 968-9109

          If to the Company, to:

               CP&L Energy, Inc.
               411 Fayetteville Street
               Raleigh, North Carolina 27601-1768

               Attention:  Mark F. Mulhern, Treasurer
               Telephone: (919) 546-6373
               Telecopy: (919) 546-7826

          Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, upon the date of receipt of the transmission, and if transmitted by certified or registered mail, on the date of receipt.

Section 106.   Notice to Holders of Securities; Waiver.

          Except as otherwise expressly provided herein, where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

          Any notice required by this Agreement may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107.   Conflict with Trust Indenture Act.

          If any provision of this Agreement limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Agreement by, or is otherwise governed by, any of the provisions of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

Section 108.   Effect of Headings and Table of Contents.

          The Article and Section headings in this Agreement and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.   Successors and Assigns.

          All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110.   Separability Clause.

          In case any provision in this Agreement or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.   Benefits of Agreement.

          Nothing in this Agreement or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder, the Holders, and so long as the notice described in Section 1214 hereof has not been given, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 112.   Governing Law.

          This Agreement and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

Section 113.   Legal Holidays.

          In any case where any date for an amount payable under the Securities shall not be a Business Day at any Place of Payment, then payment need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the date originally payable, and, if such payment is made or duly provided for on such Business Day, then interest, if interest otherwise would accrue and be payable under the terms of the Securities, shall not accrue on the amount so payable for the period from and after the date originally payable to such Business Day.

                                  ARTICLE II

                                Security Forms
                                --------------

Section 201. Forms Generally.

          The definitive Securities shall be in the form set forth in Appendix A, the terms of which are hereby incorporated by reference and made a part of this Agreement for all purposes, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any Book-Entry System or securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

          The Securities shall be issuable in registered form without coupons. The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

Section 202. Form of Trustee's Certificate of Authentication.

          The Trustee's certificate of authentication shall be in substantially the form set forth below:

                    This is one of the Securities referred to in the within-
               mentioned Agreement.

                    Dated:____________


                                    The Chase Manhattan Bank
                                    as Trustee


                                    By:  _____________________________
                                         Authorized Representative

Section 203. Securities Issuable Initially in the Form of Global Securities.

          (a) Upon the satisfaction by the Company of the conditions precedent to the original issuance of the CVOs under Section 303, the Company shall execute and the Trustee shall, in accordance with Section 303 and the Company Order delivered to the Trustee thereunder, authenticate and deliver a Broker/Nominee Depository Global Security representing the number of CVOs to be issued in exchange for shares of common stock of Florida Progress Corporation immediately prior to the Effective Time (as defined in the Exchange Agreement) reflected on the books of the Exchange Agent as held by The Depository Trust Company or its nominee and authenticate and deliver a Book-Entry Global Security for the balance of the CVOs to be issued under
     Section 302. On the date of original issuance of the CVOs the Broker/Nominee Depository Global

     Security and the Book-Entry Global Security, taken together, shall represent the aggregate number of authorized and issued CVOs outstanding under this Agreement, and subsequent to the original issuance of the CVOs, the aggregate number of CVOs Outstanding shall not exceed the aggregate number of CVOs represented by the Book-Entry Global Security, the Broker/Nominee Depository Global Security and the Individually Registered Securities. The Book-Entry Global Security (1) shall be registered in the name of the Security Registrar or its nominee, and (2) shall be delivered to the Security Registrar or pursuant to the Security Registrar's instruction. The Broker/Nominee Depository Global Security (1) shall be registered on the Book-Entry System in the name of the Broker/Nominee Depository or its nominee, and (2) shall be delivered to the Security Registrar (and, after the receipt by the Security Registrar of written notification from the Exchange Agent under the Exchange Agreement of the satisfaction by The Depository Trust Company of the conditions to the receipt of CVOs by holders of Florida Progress Corporation common stock held by The Depository Trust Company or its nominee, shall be held by the Security Registrar as agent or custodian for the Broker/Nominee Depository). The Security Registrar shall, from time to time, increase or decrease on the Book-Entry System or reflect on the Book-Entry Global Certificate or the Broker/Nominee Depository Global Security, as applicable, the number of CVOs represented by the Book-Entry Global Certificate and the Broker/Nominee Depository Global Certificate as appropriate in order to reflect the number of CVOs Outstanding, the exchange of CVOs represented by Global Securities for Individually Registered Securities, and exchanges of CVOs represented by the Book-Entry Global Security for CVOs represented by a Broker/Nominee Depository Global Security, and vice versa.

          (b) Subject to the provisions of paragraph (c) below, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 305, only (1) in the case of the Book-Entry Global Security, to a nominee of the Security Registrar, or to the Security Registrar, or to a successor Security Registrar selected or approved by the Company, or to a nominee of such successor Security Registrar, or (2) in the case of a Broker/Nominee Depository Global Security, to a nominee for the Broker/Nominee Depository, or to the Broker/Nominee Depository, or to a successor Broker/Nominee Depository for such Broker/Nominee Depository Global Security selected or approved by the Security Registrar with the consent of the Company, or to a nominee of such successor Broker/Nominee Depository. Nothing contained in this paragraph (b) shall restrict or diminish the right of any Book-Entry Registered Holder to obtain, upon request pursuant to Section 305, one or more Individually Registered Securities in exchange for all or a portion of the Securities registered to such Holder on the Book-Entry System.

          (c) (1) If at any time the Security Registrar notifies the Company that it is unwilling or unable to continue as a Security Registrar or to maintain the Book-Entry System or if at any time any Security Registrar shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company, with the approval of the Trustee, shall appoint a successor Security Registrar to maintain the Security Register and the Book-Entry System. If a successor Security Registrar is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, or if the Book-Entry System no longer can be maintained or is no longer available, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Individually Registered Securities in exchange for the Book-Entry Global Security, will authenticate and deliver Individually Registered Securities of like tenor and terms in definitive form in a number equal to the number of Securities represented by the Book-Entry Global Security in exchange for such Book-Entry Global Security. Such Securities will be issued in registered form to such Persons as are then reflected on the Book-Entry System as the Book-Entry Registered Holders.

          (2) If at any time a Broker/Nominee Depository for a Broker/Nominee Depository Global Security notifies the Security Registrar that it is unwilling or unable to continue as a Broker/Nominee Depository for such Broker/Nominee Depository Global Security or if at any time any such Broker/Nominee Depository shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Security Registrar, with the written instructions of the Company, shall appoint a successor Broker/Nominee Depository with respect to such Broker/Nominee Depository Global Security. If a successor Broker/Nominee Depository for such Broker/Nominee Depository Global Security is not appointed within 90 days after the Security Registrar receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Individually Registered Securities in exchange for such Broker/Nominee Depository Global Security, will authenticate and deliver Individually Registered Securities of like tenor and terms in definitive form in a number equal to the number of Securities represented by the Broker/Nominee Depository Global Security in exchange for such Broker/Nominee Depository Global Security. Such Securities will be issued in registered form to such Persons as are specified by the Broker/Nominee Depository or shall be exchanged, in accordance with procedures established by the Security Registrar and approved by the Company, for Securities registered in book-entry, uncertificated form on the Book-Entry System to Persons specified by the Broker/Nominee Depository.

          (3) In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver Individually Registered Securities in definitive form in authorized denominations (or, if applicable, shall be exchanged, in accordance with procedures established by the Security Registrar and approved by the Company, for Securities registered in book-entry, uncertificated form on the Book-Entry System to Persons specified by a Broker/Nominee Depository). Upon the exchange of an entire Global Security for Individually Registered Securities, such Global Security shall be cancelled by the Trustee.

          (4) Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 303 with respect thereto.
     Subject to the provisions of Section 303, the Trustee shall deliver and redeliver any such Global Security in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a

     Company Order pursuant to Section 303 has been, or simultaneously is, delivered, any instructions by the Company with respect to such Global Security shall be in writing but need not be accompanied by or contained in an Officer's Certificate and need not be accompanied by an Opinion of Counsel.

                                  ARTICLE III

                                The Securities
                                --------------

Section 301. Title and Terms.


          The Securities shall be known and designated as the "Contingent Value Obligations" of the Company. The terms of the Security shall be described in the form of Security attached as Appendix A, as may be modified pursuant to
Section 906.

Section 302. Number

          When and if issued under this Agreement, one whole CVO shall be issued under this Agreement in exchange for each whole share of common stock of Florida Progress Corporation outstanding immediately prior to the Effective Time (as defined in the Exchange Agreement) and one whole CVO shall be issued under this Agreement in exchange for each fractional share of common stock of Florida Progress Corporation outstanding immediately prior to the Effective Time (as defined in the Exchange Agreement), all as reflected in the Company Order delivered to the Trustee pursuant to Section 303 of this Agreement. The aggregate number of CVOs that may be issued pursuant to this Agreement shall equal the sum of (i) the total number of whole shares and (ii) the total number of holders of record of fractional shares of common stock of Florida Progress Corporation outstanding immediately prior to the Effective Time (as defined in the Exchange Agreement) as reflected in the Company Order delivered to the Trustee pursuant to Section 303 of this Agreement. In the event that it is determined that the number of CVOs represented by the initial Global Securities executed and authenticated pursuant to the initial Company Order delivered under
Section 303 is less than or is more than the total number of CVOs to be issued pursuant to this Section 302, the Company shall promptly take action to cause additional CVOs to be issued pursuant to this Agreement or to cause any excess CVOs to be canceled as required to satisfy its obligations under the Exchange Agreement. The Trustee shall be entitled to receive and rely upon an additional Company Order, Officer's Certificate and Opinion of Counsel in connection with the authentication and delivery of Securities and the cancellation of any previously issued CVOs in accordance with the immediately preceding sentence.

Section 303. Execution, Authentication, Delivery and Dating.

          The Securities shall be executed on behalf of the Company by an Authorized Officer but need not be attested. The signature of any or all of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          The Trustee shall authenticate and deliver the Securities, for original issue, in accordance with the Company Order referred to below, upon receipt by the Trustee of:

          (a) A Company Order, Officer's Certificate and Opinion of Counsel in substantially the form attached hereto as Appendix B; and

          (b) The Securities executed on behalf of the Company by an Authorized Officer.

          At any time and from time to time after execution of this Agreement, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Securities as provided in this Agreement and not otherwise.

          Each Security shall be dated the date of its authentication.

          The authorized denomination of any Certificate representing Securities executed and authenticated under this Agreement shall be one CVO or any whole multiple thereof. Fractional Securities shall not be authorized.

          No Security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or its agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Agreement.

Section 304.   Temporary Securities.

          Pending the preparation of definitive Securities the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive
Securities to be issued without unreasonable delay.   After the preparation of
definitive Securities the temporary Securities shall be exchangeable, without charge to the Holder thereof, for definitive Securities upon surrender of such temporary Securities at the office or agency of the Company maintained pursuant to Section 402 in a Place of Payment for such Securities. Upon such surrender of temporary Securities, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of like tenor.

          Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Agreement as definitive Securities of like tenor authenticated and delivered hereunder.

Section 305.   Registration, Registration of Transfer and Exchange.

          The Company shall cause to be kept in each office designated pursuant to Section 402, with respect to the Securities, a register (all registers kept in accordance with this Section being collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and the registration of transfer thereof. The Company shall designate one Person to maintain the Security Register for the Securities on a consolidated basis, and such Person is referred to herein, with respect to the Securities, as the "Security Registrar." Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Securities shall be maintained, and the Company may designate itself the Security Registrar. The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times.

          To the fullest extent permitted by law, the Security Registrar shall at all times maintain a Book-Entry System under which Securities may be registered in book-entry form without the issuance of physical Certificates to Holders and under which each participating Holder will receive a periodic advice or statement of account from the Security Registrar or its agent indicating the number of Securities registered to the Holder in book-entry form. The Book-Entry Global Security will be issued to the Security Registrar, for the benefit of the Book-Entry Registered Holders, and will represent all CVOs held by Book-Entry Registered Holders.

          The Company, any other obligor upon the Securities or the Trustee shall treat as the Act of a Holder any instrument or writing of any Person identified by the Security Registrar as a Book-Entry Registered Holder and any Person identified by the Security Registrar and the applicable Broker/Nominee Depository as the owner of a beneficial interest in a Broker/Nominee Depository Global Security, provided that the fact and date of the execution of such instrument or writing is proved in accordance with Section 104(b).

          The Holder of any Securities held in book-entry, uncertificated form under the Book-Entry System shall be entitled upon written request submitted to the Security Registrar to receive one or more Certificates evidencing Individually Registered Securities in exchange for all or a portion of the Securities registered to such Holder on the Book-Entry System. Whenever any Book-Entry Registered Holder requests the issuance of Individually Registered Securities in exchange for all or a portion of the Securities registered to such Holder on the Book-Entry System, the Company shall execute, and the Trustee or its Authenticating Agent shall authenticate and deliver, one or more Certificates in authorized denominations evidencing the Individually Registered Securities which the Holder making the exchange is entitled to receive.

          Upon surrender for registration of transfer of any Individually Registered Security at the office or agency of the Company maintained pursuant to Section 402 in a Place of Payment for the Securities, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Individually Registered Securities of like tenor.

          Any Individually Registered Security may be exchanged at the option of the Holder, for one or more new Individually Registered Securities that represent in the aggregate the same number of CVOs as the Individually Registered Security surrendered, upon surrender of the Individually Registered Securities to be exchanged at any such office or agency. Whenever any Individually Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee or its Authenticating Agent shall authenticate and deliver, the Individually Registered Securities which the Holder making the exchange is entitled to receive.

          At the written request of any Individually Registered Security Holder submitted to the Security Registrar and upon surrender of the physical certificate evidencing the applicable Individually Registered Security at the office or agency of the Company maintained pursuant to Section 402 in a Place of Payment for the Securities, any Individually Registered Security Holder shall be entitled to exchange all or any portion of the Securities represented by any Individually Registered Security for Securities held in book-entry, uncertificated form on the Book-Entry System. Whenever any Individually Registered Securities are so surrendered for exchange for Securities in uncertificated, book-entry form, the Security Registrar shall issue an advice to the Holder evidencing the registration of additional Securities to the Holder on the Book-Entry System and the Company shall execute, and the Trustee or its Authenticating Agent shall authenticate and deliver, a new Individually Registered Security or Securities in authorized denominations to evidence the balance of the Securities which the Holder making the exchange is entitled to receive.

          All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same rights and entitled to the same benefits under this Agreement, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304 or 906 not involving any transfer.

          None of the Company, the Trustee or any Paying Agent in their capacities as such will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Broker/Nominee Depository Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Notwithstanding the foregoing, the Company, any other obligor upon the Securities, the Trustee and any agent of any of them shall give effect to any written certification, proxy or other authorization furnished by a Broker/Nominee Depository, and shall not impair, as between the Broker/Nominee Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Broker/Nominee Depository Global Security. The registered holder of a Broker/Nominee Depository Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Agreement or the Securities.

          In the case of each Broker/Nominee Depository Global Security reflected on the Security Register, all notices and reports required to be delivered by the Company or the Trustee to Holders under this Agreement shall be delivered by the Company or the Trustee, as applicable, to each Agent Member of the applicable Broker/Nominee Depository in sufficient quantities (as requested by such Agent Member in writing) to allow such Agent Member to forward such notices and reports to the Persons who hold beneficial interests in the Securities through such Agent Member.

Section 306.   Mutilated, Destroyed, Lost and Stolen Securities.

          If any mutilated Security is surrendered to the Trustee or the Security Registrar, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them and the Security Registrar to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security is held by a Person purporting to be the owner of such Security, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and bearing a number not contemporaneously outstanding.

          Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of such new Security, and any such new Security shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307. Payments in U.S. Currency.

          Payment of any amounts pursuant to the Securities shall be made in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts. However, the Company may, at its option, pay such amounts by wire transfer or check payable in such money.

Section 308. Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered (including, to the extent applicable, a Book-Entry Registered Holder and a Physical Certificate Registered Holder) as the absolute owner of such Security for the purpose of receiving payments on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 309. Cancellation by Security Registrar.

          All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Agreement. All canceled Securities held by the Security Registrar shall be disposed of in accordance with the customary practices of the Security Registrar at the time in effect, and the Security Registrar shall not be required to destroy any such certificates and the Security Registrar shall promptly deliver a certificate of disposition to the Trustee and the Company unless, by a Company Order, similarly delivered, the Company shall direct that canceled Securities be returned to it. The Security Registrar shall promptly deliver evidence of any cancellation of a Security in accordance with this
Section 309 to the Trustee and the Company.

                                  ARTICLE IV

                                   Covenants
                                   ---------

Section 401. Payment of Amounts, if any, to Holders.

          The Company will duly and punctually pay the amounts, if any, on the Securities in accordance with the terms of the Securities and this Agreement. Such amounts shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Agreement money sufficient to pay all such amounts then due and the Company has directed the Trustee or Paying Agent to make payment to the Holders in accordance with the terms of this Agreement and the Securities. Notwithstanding any other provisions of this Agreement, the Paying Agent shall comply with all United States federal withholding and any other withholding requirements with respect to payments to Holders that the Company, the Trustee or the Paying Agent reasonably believes are applicable under the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder. Amounts withheld in compliance with such withholding requirements shall, for purposes of this Agreement, be treated as paid to the Holder such withholding was made with respect to. The consent of Holder shall not be required for any such withholding.

Section 402. Maintenance of Office or Agency.

          The Company shall maintain in each Place of Payment for the Securities an office or agency where payment of such Securities shall be made, where the registration of transfer or exchange of such Securities may be effected and where notices and demands to or upon the Company in respect of such Securities and this Agreement may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 106.

          The Company may also from time to time designate one or more other offices or agencies with respect to the Securities for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 106, of any such designation or rescission and of any change in the location of any such other office or agency.

          Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

Section 403. Money for Securities Payments to be Held in Trust.

          Whenever the Company shall have one or more Paying Agents for the Securities, it shall, on or before each payment due date on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the amounts, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such payments, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

          The Company shall cause each Paying Agent for the Securities, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

          (a) hold all sums held by it for the payment of any amount payable on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any failure by the Company (or any other obligor upon such Securities) to make any payment of any amount payable on such Securities.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any amount payable on any Security and remaining unclaimed for two years after such payment has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as a Holder of an Outstanding Security, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holders that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of mailing, any unclaimed balance of such money then remaining will be paid to the Company.

Section 404. Corporate Existence.

          Subject to the rights of the Company under Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 405. Annual Officer's Certificate as to Compliance.

          Not later than June 1 in each year, commencing June 1, 2001, the Company shall deliver to the Trustee an Officer's Certificate which need not comply with Section 102, executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating whether, to such officer's knowledge, the Company is in compliance with all conditions and covenants under this Agreement, such compliance to be determined without regard to any period of grace or requirement of notice under this Agreement, and making any other statements as may be required by the provisions of Section 314(a)(4) of the Trust Indenture Act.

Section 406. Good Faith and Fair Dealing.

          Notwithstanding the provisions of Sections 514 and 515, in all matters concerning the Securities, including the operation of the EARTHCO Plants and calculation of amounts payable with respect to the Securities, the Company shall exercise good faith and fair dealing with respect to the Holders of Securities.

Section 407. Books and Records.

          The Company shall cause each EARTHCO Business Entity to maintain separate books and records and to maintain financial statements in accordance with generally accepted accounting principles.

Section 408. Insurance.

          The Company shall cause the EARTHCO Business Entities to maintain casualty insurance on the EARTHCO Plants in accordance with customary industry practice.

Section 409. Indebtedness.

          The Company shall not permit any of the EARTHCO Business Entities to incur obligations for borrowed money, or to guarantee or assume any such obligations or to allow mortgages or other encumbrances to exist on any assets of the EARTHCO Business Entities.

Section 410. Prohibited Transactions.

          (a) Except for Dispositions to Persons who are Affiliates of the Company, the Company will not sell, transfer or otherwise dispose of any interest (in whole or in part) in any entity which directly or indirectly owns an interest in any of the EARTHCO Business Entities.

          (b) The Company will not engage in and will cause its Affiliates to refrain from engaging in, Dispositions for consideration other than (i) cash or (ii) promissory notes, or other deferred payment obligations, payable only in cash.

Section 411. Income Tax Treatment.

          Absent a contrary determination by the United States Internal Revenue Service or a change in applicable law, for United States federal income tax purposes:

          (a) the Company will treat the Contingency Funds and the trust created hereunder as a "grantor trust" of which the Company is the sole owner;

          (b) the Company will not treat the Securities as "debt instruments" on which original issue discount accrues before payments are made to the Holders of the Securities; and

          (c) the Company will treat each payment made to the Holders pursuant to the Securities as including "unstated interest" pursuant to Section 483 of the United States Internal Revenue Code.

                                   ARTICLE V

                          Events of Default; Remedies
                          ---------------------------

Section 501.  Events of Default.

          "Event of Default", wherever used herein with respect to the Securities means any one of the following events:

          (a) the failure to pay all or any part of the amounts payable with respect to the Securities as and when the same shall become due and payable;

          (b) the failure to perform or the breach of any covenant or warranty of the Company in this Agreement for a period of 60 days (or, with respect to covenants contained in Sections 404 through 411, 30 days) after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 33% of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless the Trustee, or the Trustee and the Holders of an amount of Securities not less than the amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; or

          (c) the entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

          (d) the commencement by the Company of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors.

Section 502. Collection of Indebtedness and Suits for Enforcement by Trustee.

          If an Event of Default described in clause (a) of Section 501 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities, the whole amount then due and payable on such Securities together with such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 607.

          If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, which amounts shall bear interest at the Default Interest Rate, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

          If an Event of Default with respect to the Securities shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 503. Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (a) to file and prove a claim for any amount owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 607) and of the Holders allowed in such judicial proceeding, and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 504. Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Agreement or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 505. Application of Money Collected.

          Subject to the provisions of Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee upon presentation of the Securities in respect of which or for the benefit of which such money shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First: To the payment of all amounts due the Trustee under Section
     607;

          Second: To the payment of all interest accrued but unpaid pursuant to
     Section 502;

          Third: To the payment of the amounts then due and unpaid upon the Securities, pro rata, and without preference or priority of any Security
                 --------
     over any other Security; and

          Fourth: To the payment of the remainder, if any, to the Company, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 506. Limitation on Suits.

          No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

          (b) if an Event of Default shall have occurred and be continuous, the Holders of not less than 33% of the Outstanding Securities considered as one class, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 507. Unconditional Right of Holders to Receive Payments.

          Notwithstanding any other provision in this Agreement, the right of any Holder of any Security to receive payment of the amounts payable in respect of such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment or after such respective dates, shall not be impaired without the consent of such Holder.

Section 508. Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, and Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

Section 509. Rights and Remedies Cumulative.

          Except as otherwise provided in the last paragraph of Section 306 and in Section 506, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 510. Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 511. Control by Holders of Securities.

          If an Event of Default shall have occurred and be continuing in respect of the Securities, the Holders of a majority of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities; provided, however, that

          (a) such direction shall not be in conflict with any rule of law or with this Agreement, and could not involve the Trustee in personal liability in circumstances where indemnity would not in the Trustee's reasonable discretion be adequate, and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Before proceeding to exercise any right or power hereunder at the direction of such Holders, the Trustee shall be entitled to receive from such Holders security or indemnity satisfactory to the Trustee in its reasonable judgment against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction.

Section 512. Waiver of Past Defaults.

          The Holders of not less than a majority of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder with respect to the Securities and its consequences, except a default

          (a) in the payment of any amounts payable on the Securities, or

          (b) in respect of a covenant or provision hereof which under Section 902 cannot be modified or amended without the consent of the Holder of each Outstanding Security.

          Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 513. Undertaking for Costs.

          The Company and the Trustee agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply, to any suit instituted by the Trustee or to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities for the enforcement of the payments on the Securities on or after the respective due date expressed in the Securities.

Section 514. Operating and Ownership Decisions.

          Except as provided in Section 410, and subject to the provisions of
Section 406, the EARTHCO Plants will be held and operated in accordance with the Company's determination, in its sole discretion, of the appropriate extent and manner of ownership and operation of the EARTHCO Plants, including any reduction or termination of operations at one or more EARTHCO Plants and the Disposition of either any or all interests in any EARTHCO Plant or any or all interests in any EARTHCO Business Entity.

Section 515. Tax Decisions and Procedures.

          Subject to the provisions of Section 406, the Company shall have complete and full control and sole discretion with respect to (i) the reporting of any item on its United States tax return or the United States tax return of any partnership or other entity that owns (or is treated for United States federal income tax purposes as owning) an EARTHCO Plant or any interest therein, and (ii) the conduct or contest of any tax audit or proceeding with respect thereto. Neither the Trustee, any Holder or any other party shall have any right to participate in any such proceeding. The Trustee will be granted access, upon reasonable request, to such United States federal or state tax returns and related documentation except for attorney-client or accountant-client privileged material (if the Trustee has received an Opinion of Counsel to that effect), but the Trustee shall have no obligation to request any such information unless directed to do so by the Holders of in excess of 33% of the Securities.

Section 516. Limitation of Liability.

          The Company will have no liability to any Holder arising from any action taken with respect to the EARTHCO Plants, the EARTHCO Business Entities, the availability of the Section 29 Credits, or the matters described in Section 515 except to the extent arising from the Company's failure to perform or breach of any express covenant or warranty of the Company in this Agreement or in the Certificate.

Section 517. No Rights of Acceleration; Unsecured Obligations.

          No provisions of this Agreement or the Securities shall be deemed to give rise to any right on the part of the Trustee or the Holders of the Securities to "accelerate" the amounts payable on the Securities or to otherwise require the payment of the Contingency Funds except on the dates and in the amounts specified in the Securities. The Securities and the obligations of the Company under the Securities and this Agreement are general, unsecured obligations of the Company and are not secured by any express or implied mortgage, lien, charge, assignment or other encumbrance of or against any assets of the Company or any EARTHCO Business Entities, including without limitation any of the EARTHCO Plants.

Section 518. Non Interest-Bearing Obligations.

          No provisions of this Agreement or the Securities shall be interpreted to provide that the Securities shall bear interest, except for amounts bearing interest at the Default Interest Rate pursuant to Section 502. Earnings on Contingency Funds, although not to be construed as "interest", will be included in amounts paid to Holders as provided in the Securities.

Section 519. No Redemption.

          No provisions of this Agreement or the Securities shall be interpreted to provide for any option on behalf of either the Company or the Holders of a Security to cause any Security to be redeemed prior to the final payment to be made on the Securities.

                                  ARTICLE VI

                                  The Trustee
                                  -----------

Section 601. Certain Duties and Responsibilities.

          (a) The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee in the Trust Indenture Act and no implied covenants or obligations shall be read into this Agreement against the Trustee. For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term "default" is hereby defined as an Event of Default which has occurred and is continuing.

          (b) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Trust Indenture Act. In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred

               (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

               (2) In the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall not be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

          (d) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts.

          (e) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the Holders of Securities pursuant to Section 511, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

          (f) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Trustee in its reasonable judgment against such risk or liability is not reasonably assured to it.

          (g) Notwithstanding anything contained in this Agreement to the contrary, the duties and responsibilities of the Trustee under this Agreement shall be subject to the protections, exculpations and limitations on liability afforded to the Trustee under the provisions of the Trust Indenture Act, including those provisions of such Act deemed by such Act to be included herein.

          (h) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602. Notice of Defaults.

          The Trustee shall give the Holders notice of any default hereunder with respect to the Securities to the Holders of Securities of which it has knowledge (within the meaning of Section 603(h) hereof) in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived; provided that, except in the case of default in the payment of amounts payable on any of the Securities, the Trustee shall be fully protected in withholding such notice if and so long as the board of directors, executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders of the Securities. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

Section 603. Certain Rights of Trustee.

          Subject to the provisions of Section 601 and to the applicable provisions of the Trust Indenture Act:

          (a) the Trustee may rely conclusively and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate,

          (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any Holder pursuant to this Agreement, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its reasonable judgment against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through any number of agents (including, without limitation, authenticating agents and paying agents), servicers, custodians, nominees or attorneys (any or all of which agents, servicers, custodians, nominees or attorneys, in Trustee's discretion, may be Affiliates of the Trustee) and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, servicer, custodian, nominee or attorney appointed with due care by it hereunder; and

          (h) the Trustee shall not be charged with knowledge of any default or Event of Default with respect to the Securities unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of the default or Event of Default or (2) written notice of such default or Event of Default (which shall state that such notice is a "Notice of Default" or a "Notice of an Event of Default" hereunder, as the case may be) shall have been given to the Trustee by the Company, any other obligor on such Securities or by any Holder of such Securities.

          (i) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company, full information and advice as to the performance of the covenants, conditions and agreements contained herein and (except for attorney-client and accountant-client privileged material excluded under Section 515) shall be entitled in connection herewith to examine the books, records and premises of the Company; and

          (j) in the event that the Trustee is also acting as authenticating agent, paying agent, security registrar, exchange agent or transfer agent hereunder, the rights, indemnities (including without limitation Section
     607) and protections afforded to the Trustee pursuant to this Article Six shall also be afforded to such paying agent, security registrar, exchange agent or transfer agent.

Section 604. Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605. May Hold Securities.

          Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606. Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

Section 607. Compensation and Reimbursement.

          The Company shall

          (a) pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement, including the costs of collection and including the reasonable compensation and the expenses and disbursements of its agents and counsel, except to the extent that any such expense, disbursement or advance may be attributable to its gross negligence, willful misconduct or bad faith; and

          (c) indemnify, defend and hold harmless the Trustee and its directors, officers, agents and employees (collectively, the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, taxes (other than taxes on the income of the Trustee) and expenses, including out-of-pocket and incidental expenses and legal fees (including the allocated costs and expenses of in-house counsel and legal staff) ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which the Trustee is authorized to rely pursuant to the terms of this Agreement; and

          (d) in addition to and not in limitation of clause (c) above of this Paragraph, indemnify, defend and hold harmless the Indemnitees and each of them from and against any and all Losses that may be imposed on, incurred by or asserted against the Indemnities or any of them in connection with or arising out of the exercise of performance by the Trustee of any of its powers or duties under this Agreement, provided that the Indemnitees have not acted with gross negligence or engaged in willful misconduct; and

          (e) In connection with any actual or alleged Losses under either (c) or (d) above, the Company shall assume the defense of the Indemnitees with counsel acceptable to the Trustee; provided that the Trustee may employ separate counsel and participate in the defense but the fees and expenses of such separate counsel, if any, shall be at the Trustee's own expense.

          As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such other than property and funds held in trust under Section 403 (except as otherwise provided in Section 403). "Trustee" for purposes of this Section shall include any predecessor Trustee; provided; however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

          When a Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(c) or Section 501(d), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable United States federal or state bankruptcy, insolvency or other similar law.

          The provisions of this Section 607 shall survive termination of this Agreement.

Section 608. Disqualification; Conflicting Interests.

          If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Agreement. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee shall not be deemed to have a conflicting interest by virtue of being a Trustee under (i) this Agreement with respect to Securities, or (ii) the Indenture, dated as of October 28, 1999, of Carolina Power & Light Company.

Section 609. Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be

          (a) a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by United States federal or state authority, and maintaining an office in the Borough of Manhattan, New York City, or

          (b) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610. Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

          (b) The Trustee may resign at any time with respect to the Securities by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

          (c) The Trustee may be removed at any time with respect to the Securities by Act of the Holders of a majority of the Outstanding Securities delivered to the Trustee and to the Company.

          (d)  If at any time:

               (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee with respect to all Securities or (y) subject to Section 513, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), with respect to the Securities, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities shall be appointed by Act of the Holders of a majority of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

          (f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by Act of the Holders of a majority of the Outstanding Securities pursuant to subsection
     (e) of this Section, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 611, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 611, all as of such date, and all other provisions of this Section and Section 611 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

          (g) The Company or, should the Company fail so to act promptly, the successor Trustee, at the expense of the Company, shall give notice of each resignation and each removal of the Trustee with respect to the Securities and each appointment of a successor Trustee with respect to the Securities by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities and the address of its corporate trust office.

Section 611. Acceptance of Appointment by Successor.

          (a) In case of the appointment hereunder of a successor Trustee with respect to the Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b) Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all such rights, powers and trusts referred to in subsection (a) of this Section.

          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612. Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613. Preferential Collection of Claims Against Company.

          If the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor. For purposes of Section 311(b) of the Trust Indenture Act:

          (a) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

          (b) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 614. Co-trustees and Separate Trustees.

          At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least thirty-three percent (33%) of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

          Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

          Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

          (a) the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

          (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

          (c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

          (d) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder; and

          (e) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 615. Appointment of Authenticating Agent.

          The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Agreement and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Agreement to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State or territory thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by United States federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          The Trustee hereby appoints ChaseMellon Shareholder Services, L.L.C. as an Authenticating Agent.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving 45 days written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

          The provisions of Sections 308, 604 and 605 shall be applicable to each Authenticating Agent.

          If an appointment with respect to the Securities shall be made pursuant to this Section, the Securities may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

          This is one of the Securities therein referred to in the within-mentioned Agreement.

          Dated:______________

                                         _____________________________
                                         As Trustee


                                         By___________________________
                                            As Authenticating Agent


                                         By___________________________
                                            Authorized Signatory

Section 616. Paying Agents Afforded Protection.

          In case at any time any Paying Agent other than the Trustee or the Company shall have been appointed by the Company and be then acting hereunder, such Paying Agent shall be afforded the rights, indemnities and protections afforded to the Trustee under Sections 601, 603, 604, 606, and 607.

                                  ARTICLE VII

               Holders' Lists and Reports by Trustee and Company
               -------------------------------------------------

Section 701. Lists of Holders.

          Semiannually, between March 15 and April 1 and between September 15 and October 1 in each year, commencing with the year 2001, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Security Registrar. Every Holder of Securities by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312 of the Trust Indenture Act, or any successor section of such Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act, or any successor section of such Act.

Section 702. Reports by Trustee and Company.

          Not later than sixty (60) days after May 15 in each year, commencing May 15, 2001, the Trustee shall transmit to the Holders and the Commission a report, dated as of the next preceding May 15/th/, with respect to any events and other matters described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders and the Commission, and the Company shall file with the Trustee (within thirty (30) days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act. Without limitation to the generality of the foregoing, the Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Agreement as may be required from time to time by such rules and regulations; and

          (3) transmit, within 30 days after the filing thereof with the Trustee, to the Holders, in the manner and to the extent provided in
     Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) above of this Section 702 as may be required by rules and regulations prescribed from time to time by the Commission.

          The Company shall notify the Trustee of the listing of any Securities on any securities exchange, in which event any subsequent reports of the Trustee and the Company provided for above shall be provided to such securities exchange to the extent required under the Trust Indenture Act. Delivery of such reports, information and documents (and the reports described in the next paragraph) by the Company to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

          The Company will also deliver to the Holders, and to the Agent Members holding interests in a Broker/Nominee Global Security through the Broker/Nominee Depository for delivery to holders of beneficial interests in the Securities, with a copy to the Trustee, not later than 60 days after the end of each of the first three calendar quarters and 120 days after the end of each year, a report describing the results of operations for each EARTHCO Plant for that quarter, and updating material developments, including any adjustments for previous periods and relevant tax proceedings and positions.

                                 ARTICLE VIII

              Consolidation, Merger, Conveyance or Other Transfer
              ---------------------------------------------------

Section 801. Company May Consolidate, Etc., Only on Certain Terms.

          Notwithstanding the provisions of Section 404, the Company shall not consolidate with or merge into any other Person, or convey or otherwise transfer or lease its properties and assets substantially as an entirety to any Person, unless

          (a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an agreement or other instrument supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the Outstanding Securities and the performance of every covenant of this Agreement on the part of the Company to be performed or observed;

          (b) immediately after giving effect to such transaction and treating any indebtedness for borrowed money which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (c) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or other transfer or lease and such supplemental indenture or other instrument comply with this Article and that all conditions precedent herein provided for relating to such transactions have been complied with.

Section 802. Successor Corporation Substituted.

          Upon any consolidation by the Company with or merger by the Company into any other Person or any conveyance, or other transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the Securities Outstanding hereunder.

                                  ARTICLE IX

                                  Amendments
                                  ----------

Section 901.  Amendments Without Consent of Holders.

          Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more amendments hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all as provided in Article Eight; or

          (b) to add one or more covenants of the Company or other provisions that the Company and the Trustee consider to be for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

          (c) to add any additional Events of Default with respect to the Securities Outstanding hereunder; or

          (d) to change or eliminate any provision of this Agreement or to add any new provision to this Agreement; provided, however, that no such change, elimination or addition shall adversely affect the interests of the Holders of Securities Outstanding on the date of such amendment; or

          (e) to provide collateral security for the Securities; or

          (f) to change any place or places where (1) the amounts due and payable on all Securities shall be payable, (2) all Securities may be surrendered for registration of transfer, (3) all Securities may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all the Securities and this Agreement may be served, provided that no such changes shall adversely affect the interests of the Holders of the Securities;

          (g) to provide for the issuance and authentication under this Agreement of Securities other than Global Securities and to specify the authorized denominations of such Securities and establish conditions and procedures relating to the transfer and exchange of such Securities that do not adversely affect the interests of the Holders of Securities; or

          (h) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; provided that no such changes or additions shall adversely affect the interests of the Holders of the Securities.

          Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Agreement or at any time thereafter shall be amended and if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Agreement shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an amendment hereto to effect or evidence such changes or additional provisions.

          The Trustee is hereby authorized to join with the Company in the execution of any amendment pursuant to this Section 901 to effect any such amendment described above, to make any further agreements and stipulations which may be contained therein and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

Section 902. Amendments With Consent of Holders.

          With the consent of the Holders of not less than a majority of the Securities then Outstanding by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an amendment hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any provisions of this Agreement; provided that no such amendment shall:

          (a) reduce the amounts payable in respect of the Securities, or otherwise modify the method of payment of amounts payable in respect of the Securities (other than modifications that would not adversely affect the interests of Holders in any material respect);

          (b) impair the right of any Holder to receive the amounts payable in respect of the Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

          (c) reduce the percentage of the Outstanding Securities the consent of the Holders of which is required for any such amendment, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Agreement or of any default hereunder and its consequences, or reduce the requirements of Section 1004 for quorum or voting, without, in any such case, the consent of the Holders of each Outstanding Security, or

          (d) modify any of the provisions of this Section 902 or Section 512 with respect to the Securities (except to increase the percentages referred to in this Section or such other Sections or to provide that other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby); provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 614.

          Upon the request of the Company, accompanied by a copy of the Board Resolution authorizing the execution of any such amendment or supplement to this Agreement, compliance by the Company with Section 903 hereof, and the filing with the Trustee of evidence of the consent of the Holders of the Securities required hereunder with respect to the proposed amendment or supplement, the Trustee shall join with the Company in the execution of such amendment or supplement unless the amendment or supplement affects the Trustee's own rights, duties or immunities under this Agreement, or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof. A waiver by a Holder of such Holder's right to consent under this Section shall be deemed to be a consent of such Holder.

Section 903. Execution of Amendments.

          In executing, or accepting the additional trusts created by, any amendment permitted by this Article or the modifications thereby of the trusts created by this Agreement, the Trustee shall be entitled to receive, and, in the absence of bad faith, shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties, immunities or liabilities under this Agreement or otherwise.

Section 904. Effect of Amendments.

          Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any amendment permitted by this Article may restate this Agreement in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Agreement as theretofore in effect for all purposes.

Section 905. Conformity With Trust Indenture Act.

          Every amendment executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906. Reference in Securities to Amendments.

          Securities authenticated and delivered after the execution of any amendment pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE X

                  Meetings of Holders; Action Without Meeting
                  -------------------------------------------

Section 1001. Purposes for Which Meetings May be Called.

          A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be made, given or taken by Holders of Securities.

Section 1002. Call, Notice and Place of Meetings.

          (a) The Trustee may at any time call a meeting of Holders of the Securities, for any purpose specified in Section 1001, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

          (b) If the Trustee shall have been requested to call a meeting of the Holders of the Securities by the Company or by the Holders of 33% of the Outstanding Securities, for any purpose specified in Section 1001, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Outstanding Securities in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

          (c) Any meeting of Holders of Securities shall be valid without notice if the Holders of all Outstanding Securities are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

Section 1003.  Persons Entitled to Vote at Meetings.

          To be entitled to vote at any meeting of Holders of the Securities a Person shall be (a) a Holder of one or more Outstanding Securities, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 1004.  Quorum; Action.

          The Persons entitled to vote a majority of the Outstanding Securities shall constitute a quorum for a meeting of Holders of the Securities; provided, however, that if any action is to be taken at such meeting which this Agreement expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, of the Outstanding Securities, the Persons entitled to vote such specified percentage of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 1005(e), notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 1002(a) not less than ten days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the number of the Outstanding Securities which shall constitute a quorum.

          Except as limited by Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority of the Outstanding Securities; provided, however, that, except as so limited, any resolution with respect to any action which this Agreement expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, of the Outstanding Securities may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage of the Outstanding Securities.

          Any resolution passed or decision taken at any meeting of Holders of the Securities duly held in accordance with this Section shall be binding on all the Holders of the Securities, whether or not present or represented at the meeting.

Section 1005. Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

          (a) Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Securities before being voted.

          (b) Notwithstanding any other provisions of this Agreement, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

          (c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1002(b), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate number of the Outstanding Securities represented at the meeting, considered as one class.

          (d) At any meeting each Holder or proxy shall be entitled to one vote for each Security held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

          (e) Any meeting duly called pursuant to Section 1002 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority of the Outstanding Securities represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

Section 1006.  Counting Votes and Recording Action of Meetings.

          The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the aggregate number and serial numbers of the Outstanding Securities with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1002 and, if applicable, Section 1004. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 1007.  Action Without Meeting.

          In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 104.

                                  ARTICLE XI

        Immunity of Incorporators, Stockholders, Officers and Directors
        ---------------------------------------------------------------

Section 1101.  Liability Solely Corporate.

          No recourse shall be had for the payment of any amount payable on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Agreement, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor Person (either directly or through the Company or a predecessor or successor Person), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor Person, either directly or indirectly through the

Company or any predecessor or successor Person, because of the obligations hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Agreement or in any of the Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Agreement and the issuance of the Securities.

                                  ARTICLE XII

                          Subordination of Securities
                          ---------------------------

Section 1201.  Securities Subordinate to Senior Indebtedness.

          The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of the Securities by its acceptance thereof, likewise covenants and agrees, that the payment of all amounts payable on the Securities is hereby expressly subordinated, to the extent and in the manner set forth in this Article, in right of payment to the prior payment in full of all Senior Indebtedness.

          Each Holder of the Securities, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article, and appoints the Trustee its attorney-in-fact for any and all such purposes.

          Without limiting the generality of the foregoing, nothing contained in this Article shall restrict the right of the Trustee or the Holders of Securities to take any action to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full before the Holders of the Securities or the Trustee are entitled to receive any direct or indirect payment from the Company of any amounts payable on the Securities.

Section 1202.  Payment Over of Proceeds of Securities.

          In the event (a) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, whether voluntary or involuntary or (b) subject to the provisions of Section 1203, that (i) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness, or (ii) there shall have occurred a default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (i) and (ii) of this clause (b), such default shall not have been cured or waived or shall not have ceased to exist, then:

               (1) the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the Securities are entitled to receive a payment on account of the Securities;

               (2) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which any Holder or the Trustee would be entitled except for the provisions of this Article, shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder of the Securities or to the Trustee under this Agreement; and

               (3) in the event that, notwithstanding the foregoing, following receipt by the Trustee of notice pursuant to Section 1208 of any fact that would prohibit the making of any payment to or by the Trustee pursuant to the provisions of this Article, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, in respect of any amount payable on the Securities or in connection with any repurchase by the Company of the Securities, shall be received by the Trustee or any Holder before all Senior Indebtedness is paid in full, or provision is made for such payment in money or money's worth, such payment or distribution in respect of any amount payable on the Securities or in connection with any repurchase by the Company of the Securities shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness. Without limitation, the Contingency Funds will be considered payment received by the Trustee for purposes of this paragraph.

          For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan or reorganization or readjustment which are subordinate in right of payment to all Senior Indebtedness which may at the time be outstanding to the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Article Eight hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 1202 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight hereof. Nothing in Section 1201 or in this Section 1202 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

Section 1203.  Disputes with Holders of Certain Senior Indebtedness.

          Any failure by the Company to make any payment on or perform any other obligation in respect of Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any other obligation as to which the provisions of this Section shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default under clause (b) of Section 1202 if
(i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) in the event that a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay or execution shall have been obtained pending such appeal or review.

Section 1204.  Subrogation.

          Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash (or securities or other property satisfactory to such holders) in full payment of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive any further payments or distributions of cash, property or securities of the Company applicable to the holders of the Senior Indebtedness until all amounts payable on the Securities shall be paid in full; and such payments or distributions of cash, property or securities received by the Holders of the Securities, by reason of such subrogation, which otherwise would be paid or distributed to the holders of such Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders of the Securities would otherwise have been entitled but for the provisions of this Article shall have been applied, pursuant to the provisions of this Article, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Securities shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, or provision for payment, of such Senior Indebtedness.

Section 1205.  Obligation of the Company Unconditional.

          Nothing contained in this Article or elsewhere in this Agreement or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders amounts payable on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Upon any payment or distribution of assets or securities of the Company referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee agent or other person making such payment or distribution delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article.

Section 1206.  Priority of Senior Indebtedness Upon Maturity.

          Upon the maturity of the principal of any Senior Indebtedness by lapse of time, acceleration or otherwise, all matured principal of Senior Indebtedness and interest and premium, if any, thereon shall first be paid in full before any payment is made upon the Securities or before any Securities can be acquired by the Company.

Section 1207.  Trustee as Holder of Senior Indebtedness.

          The Trustee shall be entitled to all rights set forth in this Article with respect to any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness. Nothing in this Article shall deprive the Trustee of any of its rights as such holder.

Section 1208.  Notice to Trustee to Effectuate Subordination.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provision of the Agreement, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee unless and until the Trustee shall have received written notice thereof from the Company, from a Holder or from a holder of any Senior Indebtedness or from any representative or representatives of such holder and, prior to the receipt of any such written notice, the Trustee shall be entitled, subject to Section 601, in all respects to assume that no such facts exist.

Section 1209.  Modification, Extension, etc. of Senior Indebtedness.

          The holders of Senior Indebtedness may, without affecting in any manner the subordination of the payment of the amounts payable on the Securities, at any time or from time to time and in their absolute discretion, agree with the Company to change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend or supplement any instrument pursuant to which any Senior Indebtedness is issued, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders or the Trustee.

Section 1210.  Trustee Has No Fiduciary Duty to Holders of Senior Indebtedness.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and objectives as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Agreement against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if it shall mistakenly pay over or deliver to the Holders or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

Section 1211.  Paying Agents Other than the Trustee.

          In case at any time any Paying Agent other than the Trustee or the Company shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 1207, 1208 and 1210 shall not apply to the Company if it acts as Paying Agent.

Section 1212.  Rights of Holders of Senior Indebtedness Not Impaired.

          No right of any present or future holder of Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 1213.  This Article Not to Prevent Events of Default.

          The failure to make a payment on the Securities by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default specified in paragraph (a) of Section 501.

Section 1214.  Effect of Subordination Provisions; Termination.

          Notwithstanding anything contained herein to the contrary, other than as provided in the immediately succeeding sentence, all the provisions of this Agreement shall be subject to the provisions of this Article, so far as the same may be applicable thereto.

          Notwithstanding anything contained herein to the contrary, the provisions of this Article Twelve shall be of no further effect, and the Securities shall no longer be subordinated in right of payment to the prior payment of Senior Indebtedness, if the Company shall have delivered to the Trustee a notice to such effect. Any such notice delivered by the Company shall not be deemed to be an amendment for purposes of Article Nine.

                                 ARTICLE XIII
                        Maintenance of Contingency Funds
                        --------------------------------

Section 1301.  Payments to Trustee.

          The Company will make periodic payments to the Trustee to be held as Contingency Funds at the times and in the amounts specified in the Securities. Contingency Funds will be held by the Trustee to support the obligations of the Company to make payments to the Holders as specified in the Securities, except as provided in Section 1303.

Section 1302.  Maintenance of Accounts.

          The Trustee will maintain separate records and accounting with respect to the contingency funds for each Operation Year and for each Tax Year after 2007. The account for each Operation Year will include payments made to the Trustee related to such Operation Year pursuant to Section 1301, plus earnings on amounts held with respect to such Operation Year, less all Allocable Expenses, and, if applicable, plus or minus, as appropriate, all Excess Cash Flow Estimate Adjustments, Excess Carryforward Credit Estimate Adjustments, Final Excess Cash Flow Deposit Adjustments, Final Excess Carryforward Credit Deposit Adjustments, and Final Excess Disposition Proceeds Deposit Adjustments. Allocable Expenses directly related to an Operation Year or Tax Year shall be deducted from the account for such year, and other Allocable Expenses shall be deducted pro rata from the accounts maintained for all years.
         --- ----

Section 1303.  Investment and Application of Contingency Funds.

          All Contingency Funds held by the Trustee will be invested in Government Obligations selected by the Trustee. The Company will advise the Trustee as to the anticipated dates for the payments to be made on the Securities and the Trustee will, to the extent practicable, cause the Contingency Funds to be invested in Government Obligations maturing or redeemable at the option of the holder on or prior to the anticipated dates for payments identified by the Company. In investing the Contingency Funds, the Trustee may make any and all investments through its own bond or securities department or any affiliate providing investment services. The Contingency Funds will be applied by the Trustee, as directed by the Company, either (a) to the Holders in satisfaction of the Company's obligations to make payments to the Holders of the Securities,
(b) to the payment of Allocable Expenses or reimbursement of the Company therefor, (c) to the Company in satisfaction of amounts owed to the Company under the terms of the Securities because of Excess Cash Flow Estimate Adjustments, Excess Carryforward Credit Estimate Adjustments, Final Excess Cash Flow Deposit Adjustments, Final Excess Carryforward Credit Deposit Adjustments, and Final Excess Disposition Proceeds Deposit Adjustments, or (d) to the Company as reimbursement for amounts paid by the Company directly to the Holders in satisfaction of the Company's obligations to make payments to the Holders of the Securities, if there were corresponding deposits made by the Company with the Trustee with respect to such obligations.

Section 1304.  Officer's Certificates Relating to Contingency Funds; Tax
               Reporting.

          The Company shall deliver Officer's Certificates and Accountants' Certificates to the Trustee at such times and in such forms as are called for in the Securities, including without limitation by March 15/th/ following each Operation Year, within 20 Business Days after the Tax Filing Date for each Operation Year, within 30 Business Days after the Interim Determination Date for each Operation Year, within 20 Business Days after the Final Determination Date for each Operation Year, by March 15/th/ following each Tax Year after 2007, within 20 Business Days after the Tax Filing Date for a Tax Year after 2007, within 30 Business Days after the Interim Determination Date for a Tax Year after 2007, within 20 Business Days after the Final Determination Date for a Tax Year after 2007, as soon as practicable after the receipt of any Disposition Proceeds in cash by the Company and within 20 Business Days after the termination of all indemnity obligations with respect to a particular Disposition. In addition, the Company shall deliver to the Trustee an Officer's Certificate and an Accountants' Certificate not less than 5 Business Days prior to any Payment Date specified in the Officer's Certificate, which Officer's Certificate shall certify as to each component of the amount or amounts to be paid to the Company or to the Holders of the Securities on the corresponding Payment Date (other than any information which is exclusively within the possession of the Trustee).

          Notwithstanding any other provision of this Agreement or the Securities to the contrary, the Trustee is not required to take notice of the occurrence or existence of any condition or event which, under the terms of this Agreement or the Securities, gives rise to any required deposit of Contingency Funds by the Company or submission of information by the Company or to the establishment of a Payment Date, unless and until the submission of an Officer's Certificate by the Company identifying such condition or event and certifying to all relevant aspects thereof.

          The Company shall be fully responsible for ensuring compliance with any requirements for the calculation, withholding or reporting of foreign, federal, state or local taxes relative to this Agreement and the Securities. The Trustee shall not be responsible for the calculation, withholding or reporting of any foreign, federal, state or local taxes attributable to this Agreement and the Securities or attributable to any payments to Holders of Securities or any actual or imputed income or earnings for purposes of any foreign, federal, state or local taxes.

Section 1305. Officer's Certificate Relating to Satisfaction of Payment Obligations.

          Within 30 Business Days after the satisfaction of all of the Company's payment obligations to the Holders under the Securities, the Company shall deliver to the Trustee an Officer's Certificate certifying (i) that the Company has satisfied its payment obligations to the Holders under the Securities and this Agreement, and (ii) that the Company is in compliance with all covenants and conditions under the Securities and this Agreement.

                             ____________________

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                              CP&L ENERGY, INC.


                              By:    /s/ William D. Johnson
                                     ------------------------------------
                              Name:  William D. Johnson
                              Title: Executive Vice President


                              THE CHASE MANHATTAN BANK, Trustee

                              By:    /s/ Patti Maner
                                     ------------------------------------
                              Name:  Patti Maner
                              Title: Authorized Representative

                                                APPENDIX A - Form of Certificate



                       [FORM OF FACE OF CVO CERTIFICATE]


REGISTERED                                                       REGISTERED

           [CP&L ENERGY, INC.][or any subsequent name of such entity]

Cusip Number: ___________
No. _____________________   Certificate for _______ Contingent Value Obligations
Registered Owner: ___________________________


          This certifies the registered owner designated above, or registered assigns (the "Holder"), is the registered holder of the number of Contingent Value Obligations ("CVOs") set forth above. Each CVO entitles the Holder, subject to the provisions contained herein and in the Agreement referred to on the reverse hereof, to payments from CP&L Energy, Inc., a North Carolina corporation (the "Company"), in an amount and in the form determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the Agreement referred to on the reverse hereof. Such payment shall be made on each Payment Date as defined on the reverse hereof.

          Payment of any amounts pursuant to this CVO Certificate shall be made only to the registered Holder (as defined in the Agreement) of this CVO Certificate. [Alternative sentence to be used in Book Entry Global
Certificates: Payment of any amounts pursuant to this CVO Certificate to be made to its Holder shall be made directly to the registered Holders (as defined in the Agreement) whose CVOs are represented by this Certificate in accordance with
Section 305 of the Agreement.] Payment of any amount on this CVO Certificate shall be made at one or more offices or agencies maintained by the Company for such purpose from time to time, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment may be made by check or wire transfer payable in such money. ________________ has been initially appointed as Paying Agent at its office or agency in __________________, _________________.

          Reference is hereby made to the further provisions of this CVO Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this CVO Certificate shall not be entitled to any benefit under the Agreement, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

     (SEAL)                   CP&L ENERGY, INC.



                              By_____________________________
                              Name:
                              Title:


Attest:

______________________
Name:
Title:

Dated:________________


                   TRUSTEE'S CERTIFICATE  OF AUTHENTICATION

          This is one of the Securities referred to in the within-mentioned Agreement.

          Dated:__________

                         __________________________, as Trustee




                         By:___________________________________
                         Name:
                         Title:

                      [FORM OF REVERSE OF CVO CERTIFICATE]

          This CVO Certificate is one of a duly authorized issue of securities of the Company (herein called the "CVOs") issued under and in accordance with the Contingent Value Obligation Agreement, dated as of November 30, 2000 (herein called the "Agreement," which shall have the meaning assigned to it in such instrument), between the Company and The Chase Manhattan Bank, a banking corporation organized under the laws of the State of New York, as trustee (the "Trustee," which term includes any successor trustee under the Agreement), and is subject to the terms and provisions contained in the Agreement, to all of which terms and provisions the Holder of this CVO Certificate consents by acceptance hereof. The Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the holders of the CVOs. All capitalized terms used in this CVO Certificate without definition shall have the respective meanings ascribed to them in the Agreement. Copies of the Agreement can be obtained by contacting the Trustee.

     The payment obligations evidenced by this CVO Certificate are, to the extent provided in the Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this CVO Certificate is issued subject to the provisions of the Agreement with respect thereto. Each Holder of this CVO Certificate, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each Holder hereof, by its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Agreement by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.


I.   DEPOSITS WITH THE TRUSTEE

          A.   Excess Cash Flow Deposits.

          1.   Estimate.  On March 15th following each Operation Year (each, an
               --------
"Excess Cash Flow Estimate Deposit Date"), the Company shall deliver to the Trustee (i) an Officer's Certificate identifying the Excess Cash Flow Estimate for such Operation Year, (ii) an Accountants' Certificate, and (iii) an amount equal to the Excess Cash Flow Estimate for such Operation Year.

          2.   Estimate Adjustment.  Within 20 Business Days after the Tax
               -------------------
Filing Date for an Operation Year, the Company shall deliver to the Trustee (i) an Officer's Certificate identifying the revised Excess Cash Flow Estimate for the applicable Operation Year and the amount of any Excess Cash Flow Estimate Adjustment to be made for such Operation Year, (ii) an Accountants' Certificate, and (iii) an amount equal to the Excess Cash Flow Estimate Adjustment (if positive), together with any earnings with respect thereto (calculated at the average yield on the portion of the Contingency Funds allocable to such Operation Year)from the Excess Cash Flow Estimate Deposit Date to the date of such delivery. Within 20 Business Days after receipt of such Officer's Certificate, the Excess Cash Flow Estimate Adjustment (if negative), together with any earnings with respect thereto from the Excess Cash Flow Estimate Deposit Date to the applicable Payment Date, shall be paid by the Trustee to the Company from the Contingency Funds, if any, held by the Trustee allocable to such Operation Year.

          3.   Final Deposit Adjustment.  Within 20 Business Days after the
               ------------------------
Final Determination Date for an Operation Year, the Company shall deliver to the Trustee (i) an Officer's Certificate identifying the Final Excess Cash Flow Deposit Adjustment for the applicable Operation Year, (ii) an Accountants' Certificate, and (iii) an amount equal to the Final Excess Cash Flow Deposit Adjustment (if positive), together with any earnings with respect thereto (calculated at the average yield on the portion of the Contingency Funds allocable to such Operation Year) from the Excess Cash Flow Estimate Deposit Date to the date of such delivery. Within 20 Business Days after receipt of such Officer's Certificate, the Final Excess Cash Flow Deposit Adjustment (if negative), together with any earnings with respect thereto from the Excess Cash Flow Estimate Deposit Date to the applicable Payment Date, shall be paid by the Trustee to the Company from the Contingency Funds, if any, held by the Trustee allocable to such Operation Year; provided, however, that if such Final Excess Cash Flow Deposit Adjustment (plus earnings) is more than the remaining Contingency Funds allocable to such Operation Year, the deficiency shall be paid to the Company from remaining Contingency Funds, if any, allocable to one or more other Tax Years, and the amounts potentially payable to CVO Holders with respect to such other Tax Year or Years shall be reduced by the amount of such deficiency. For purposes of the preceding sentence, the deficiency shall be paid to the Company from the Contingency Funds allocable to the earliest Tax Year or Years for which Contingency Funds remain.

          B.   Excess Carryforward Credits Deposits.

          1.   Estimate.  On March 15/th/ following each Tax Year after 2007
               --------
(each, an "Excess Carryforward Credits Estimate Deposit Date"), the Company shall deliver to the Trustee (i) an Officer's Certificate identifying the Excess Carryforward Credits Estimate for such Tax Year, (ii) an Accountants' Certificate, and (iii) an amount equal to the Excess Carryforward Credits Estimate for such Tax Year.

          2.   Estimate Adjustment.  Within 20 Business Days after the Tax
               -------------------
Filing Date for a Tax Year after 2007, the Company shall deliver to the Trustee
(i) an Officer's Certificate identifying the revised Excess Carryforward Credits Estimate for the applicable Tax Year and the amount of any Excess Carryforward Credits Estimate Adjustment to be made for such Tax Year, (ii) an Accountants' Certificate, and (iii) an amount equal to the Excess Carryforward Credits Estimate Adjustment (if positive), together with any earnings with respect thereto (calculated at the average yield on the portion of the Contingency Funds allocable to such Tax Year) from the Excess Carryforward Credits Estimate Deposit Date to the date of such delivery. Within 20 Business Days after receipt of such Officer's Certificate, the Excess Carryforward Credits Estimate Adjustment (if negative), together with any earnings with respect thereto from the Excess Carryforward Credits Estimate Deposit Date to the applicable Payment Date, shall be paid by the Trustee to the Company from the Contingency Funds, if any, held by the Trustee allocable to such Tax Year.

          3.   Final Deposit Adjustment.  Within 20 Business Days after the
               ------------------------
Final Determination Date for a Tax Year after 2007, the Company shall deliver to the Trustee (i) an Officer's Certificate identifying the Final Excess Carryforward Credits Deposit Adjustment for the applicable Tax Year, (ii) an Accountants' Certificate, and (iii) an amount equal to the Final Excess Carryforward Credits Deposit Adjustment (if positive), together with any earnings with respect thereto (calculated at the average yield on the portion of the Contingency Funds allocable to such Tax Year) from the Excess Carryforward Credits Estimate Deposit Date to the date of such delivery. Within 20 Business Days after receipt of such Officer's Certificate, the Final Excess Carryforward Credits Deposit Adjustment (if negative), together with any earnings with respect thereto from the Excess Carryforward Credits Estimate Deposit Date to the applicable Payment Date, shall be paid by the Trustee to the Company from the Contingency Funds, if any, held by the Trustee allocable to such Tax Year; provided, however, that if such Final Excess Carryforward Credits Deposit Adjustment (plus earnings) is more than the remaining Contingency Funds allocable to such Tax Year, the deficiency shall be paid to the Company from remaining Contingency Funds, if any, allocable to one or more other Tax Years, and the amounts potentially payable to CVO Holders with respect to such other Tax Year or Years shall be reduced by the amount of such deficiency. For purposes of the preceding sentence, the deficiency shall be paid to the Company from the Contingency Funds allocable to the earliest Tax Year or Years for which Contingency Funds remain.

          C.   Excess Disposition Proceeds.

          1.   Estimate Deposit.  As soon as practicable after the receipt of
               ----------------
Disposition Proceeds in cash by the Company (each, an "Excess Disposition Proceeds Deposit Date"), the Company shall deliver to the Trustee (i) an Officer's Certificate identifying (a) the Excess Disposition Proceeds attributable to such cash Disposition Proceeds, (b) the Maximum Indemnity Obligation Amount with respect to such Disposition, and (c) the Company's good faith estimate of the time frame during which any indemnity obligation with respect to such Disposition is expected to remain outstanding, (ii) an Accountants' Certificate, and (iii) an amount equal to any Excess Disposition Proceeds attributable to such cash Disposition Proceeds.

          2.   Final Deposit Adjustment.  Within 20 Business Days after the
               ------------------------
termination (by payment or expiration) of all indemnity obligations with respect to a particular Disposition, the Company shall deliver to the Trustee (i) an Officer's Certificate identifying the amount of any Final Excess Disposition Proceeds Deposit Adjustment with respect to such Disposition (if applicable), and (ii) an Accountants' Certificate. Within 20 Business Days after receipt of such Officer's Certificate, the Final Excess Disposition Proceeds Deposit Adjustment (if applicable), together with any earnings with respect thereto from the Excess Disposition Proceeds Deposit Date to the applicable Payment Date, shall be paid by the Trustee to the Company from the Contingency Funds, if any, held by the Trustee allocable to such Disposition; provided, however, that if such Final Excess Disposition Proceeds Deposit Adjustment (plus earnings) is more than the remaining Contingency Funds, if any, allocable to such Disposition, the deficiency shall be paid to the Company from remaining Contingency Funds allocable to one or more Tax Years or other Dispositions, and the amounts potentially payable to CVO Holders with respect to such

Tax Year or Years or other Dispositions shall be reduced by the amount of such deficiency. For purposes of the preceding sentence, the deficiency shall be paid to the Company from the Contingency Funds allocable to the earliest Tax Year or Years or other Dispositions for which Contingency Funds remain.



II.  PAYMENTS TO HOLDERS

          The Company shall pay, or by Officer's Certificate (delivered with an Accountants' Certificate) direct the Trustee to pay from Contingency Funds, to the Holder hereof of record on the date that is 15 Business Days prior to the applicable Payment Date, the following:

          A.   Excess Cash Flow Payments.

          1.   Interim Payment.  With respect to each Operation Year for which
               ---------------
an Interim Determination Date occurs prior to the Final Determination Date, within 30 Business Days after the Interim Determination Date for such Operation Year, for each outstanding CVO represented hereby, a pro rata portion of the Interim Excess Cash Flow Payment with respect to such Operation Year, together with any earnings with respect thereto from the Excess Cash Flow Estimate Deposit Date to the applicable Payment Date, and less any Allocable Expenses allocable to such Operation Year;

          2.   Adjustment to Interim Payment .  With respect to each Operation
               ------------------------------
Year for which an Interim Determination Date occurs prior to the Final Determination Date, within 30 Business Days after the Final Determination Date for such Operation Year, for each outstanding CVO represented hereby, a pro rata portion of the Excess Cash Flow Payment Adjustment (if positive) with respect to such Operation Year, together with any earnings with respect thereto from the Excess Cash Flow Estimate Deposit Date to the applicable Payment Date, less any Allocable Expenses allocable to such Operation Year and not taken into account pursuant to the preceding paragraph (II)(A)(1);

          3.   Final Payment.  With respect to each Operation Year for which no
               -------------
Interim Determination Date occurs prior to the Final Determination Date, within 30 Business Days after the Final Determination Date for such Operation Year, for each outstanding CVO represented hereby, a pro rata portion of the actual Excess Cash Flow for such Operation Year, determined as of the Final Determination Date, together with any earnings with respect thereto from the Excess Cash Flow Estimate Deposit Date to the applicable Payment Date, and less any Allocable Expenses allocable to such Operation Year;

          B.   Excess Carryforward Credits Payments.

          1.   Interim Payment.  With respect to each Tax Year after 2007 for
               ---------------
which an Interim Determination Date occurs prior to the Final Determination Date, within 30 Business Days after the Interim Determination Date for such Tax Year, for each outstanding CVO represented hereby, a pro rata portion of the Interim Excess Carryforward Credits Payment for such Tax Year, together with any earnings with respect thereto from the Excess Carryforward

Credits Estimate Deposit Date to the applicable Payment Date, and less any Allocable Expenses allocable to such Tax Year;

          2.   Adjustment to Interim Payment .  With respect to each Tax Year
               ------------------------------
after 2007 for which an Interim Determination Date occurs prior to the Final Determination Date, within 30 Business Days after the Final Determination Date for such Tax Year, for each outstanding CVO represented hereby, a pro rata portion of the Excess Carryforward Credits Payment Adjustment (if positive) for such Tax Year, together with any earnings with respect thereto from the Excess Carryforward Credits Estimate Deposit Date to the applicable Payment Date, less any Allocable Expenses allocable to such Tax Year and not taken into account pursuant to the preceding paragraph (II)(B)(1);

          3.   Final Payment.  With respect to each Tax Year after 2007 for
               -------------
which no Interim Determination Date occurs prior to the Final Determination Date, within 30 Business Days after the Final Determination Date for such Tax Year, for each outstanding CVO represented hereby, a pro rata portion of the actual Excess Carryforward Credits for such Tax Year, determined as of the Final Determination Date, together with any earnings with respect thereto from the Excess Carryforward Credits Estimate Deposit Date to the applicable Payment Date, and less any Allocable Expenses allocable to such Tax Year;

          C.   Excess Disposition Proceeds.

          1.   Interim Payment.  With respect to each Disposition, as soon as
               ---------------
practicable after the receipt of Excess Disposition Proceeds by the Trustee, for each outstanding CVO represented hereby, a pro rata portion of the Interim Excess Disposition Proceeds Payment with respect to such Disposition; and

          2.   Adjustment to Interim Payment.  With respect to each Disposition,
               -----------------------------
(A) within 30 Business Days after the termination of all indemnity obligations with respect to such Disposition, for each outstanding CVO represented hereby, a pro rata portion of the Excess Disposition Proceeds Payment Adjustment (if positive) with respect to such Disposition, together with any earnings with respect thereto from the Excess Disposition Proceeds Estimate Deposit Date to the applicable Payment Date, and (B) for any Tax Year following the termination of the indemnity obligations and in which the Company receives any Disposition Proceeds with respect to such Disposition, as soon as practicable following the receipt by the Trustee of any Excess Disposition Proceeds attributable to such Disposition Proceeds, for each outstanding CVO represented hereby, a pro rata portion of such Excess Disposition Proceeds.

          D.   Other Payment Provisions

          The Company may deduct (or by Officer's Certificate direct the Trustee to deduct) from the payments to be made to Holders under this Certificate a pro
                                                                            ---
rata share of Allocable Expenses to be reimbursed to the Company.
----

          Notwithstanding the foregoing, the amounts of payments to the Holders under this CVO Certificate with respect to a Tax Year or a Disposition may be reduced in the event of a deficiency with respect to another Tax Year or another Disposition, as described above in Article I ("Deposits with the Trustee").

          If the payment date for a payment by the Company falls on a day that is not a Business Day, the related payment will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

          Notwithstanding the provisions of Article II ("Payments to Holders"), if any payment otherwise due to be made to the Holders by the Company (including amounts previously deferred pursuant to this provision) is, in the aggregate, less than one million dollars, then the amount of such payment will be retained as Contingency Funds and combined (together with earnings on such amount) with the next payment made to the Holders; provided, however, that this provision shall not be applicable to payments for any Tax Year or any Disposition which the Company reasonably believes will be the final Tax Year or Disposition with respect to which payments will be made to the Holders. If a payment is deferred pursuant to the preceding sentence and the Company subsequently concludes that no further payments are reasonably likely to be made to the Holders, then the Company shall pay (or direct the Trustee to pay from Contingency Funds) the amount of the deferred payment (together with earnings thereon from the date which the payment would have been made to the applicable Payment Date) to the Holders as soon as practicable thereafter.



III. OTHER PROVISIONS

          No reference herein to the Agreement and no provision of this CVO Certificate or of the Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any amounts determined pursuant to the terms hereof and of the Agreement at the times, place and amount, and in the manner, herein prescribed. The Holder of this CVO Certificate, by acceptance hereof, agrees that, except as otherwise expressly provided in the Agreement, the EARTHCO Plants will be held and operated in accordance with the Company's determination, in its sole discretion of the appropriate extent and manner of ownership and operation of the EARTHCO Plants, including any reduction or termination of operations at one or more EARTHCO Plants and the Disposition of either any or all interests in the EARTHCO Plants or any or all interests in any EARTHCO Business Entity. The Holder of this CVO Certificate also agrees that, except as otherwise expressly provided in the Agreement, the Company shall have complete and full control and sole discretion with respect to (i) the reporting of any item on its United States federal and state income tax returns or the United States federal and state income tax returns of any partnership or other entity that owns (or is treated for United States federal income tax purposes as owning) an EARTHCO Plant or any interest therein, and (ii) the conduct or contest of any tax audit or proceeding with respect thereto. Neither the Trustee, the Holder of this CVO Certificate or any other party shall have any right to participate in any such proceeding.

          The Holder of this CVO Certificate, by acceptance hereof, agrees that, except as otherwise expressly provided in the Agreement, neither the Holder nor the Trustee has the right to "accelerate" the amounts payable on the CVOs or to otherwise require payment of the Contingency Funds except on the dates and in the amounts specified in this CVO Certificate. The Holder of this CVO Certificate also agrees that the CVOs and the obligations of the

Company under the CVOs and the Agreement are general, unsecured obligations of the Company and are not secured by any express or implied mortgage, lien, charge, assignment or other encumbrance of or against the assets of the Company or any EARTHCO Business Entities, including without limitation any of the EARTHCO Plants.

          The Company and, by its acceptance of this CVO Certificate, the Holder of this CVO Certificate agree that this CVO Certificate is intended to constitute a deferred payment obligation to which Section 483 of the Internal Revenue Code (relating to unstated interest) applies and is not intended to constitute an equity interest of any kind for United States federal, state, and local tax purposes.

          The Company and, by its acceptance of this CVO Certificate, the Holder of this CVO Certificate also agree that the CVOs shall not bear interest, except for amounts bearing interest at the Default Interest Rate.

          The Company and, by its acceptance of this CVO Certificate, the Holder of this CVO Certificate also agree that neither the Company nor the Holder has the option to cause any CVO to be redeemed prior to the final payment to be made on the CVOs.

          The headings in this CVO Certificate are for convenience only and shall not affect the construction hereof.

          Any reference to any provision of law or tax form in this CVO Certificate shall be deemed to include any corresponding successor provision thereto or version thereof.

          Neither the Company nor the Trustee has any duty or obligation to the Holder of this CVO Certificate, except as expressly set forth herein or in the Agreement.



IV.  CERTAIN DEFINITIONS

          "Accountants" means the Company's independent public accountants.

          "Accountants' Certificate" means a certificate of the Accountants in the form attached as Appendix C to the Agreement.

          "Allocable Expenses" means all fees and expenses of the Trustee, expenses of maintaining, investing and administering the Contingency Funds, costs reasonably incurred by the Company in establishing and administering the Securities, costs of transferring interests in the Securities and other typical transfer agent functions, and that portion of any of the Company's tax administration, audit or controversy expenses reasonably allocable to the CVOs (including, within limitation, expenses relating to the determination of any tax item associated with EARTHCO Plants).

          "Carryforward Credits" means any Section 29 Credits earned during an Operation Year and carried forward (after taking into account the assumptions with respect to the priority of use of tax credits in the definition of Net Cash
Flow) as part of the Company's minimum tax credit (within the meaning of Section 53 of the Internal Revenue Code) and utilized in one or more Tax Years after 2007.

          "Contingency Funds" means all payments made by the Company to the Trustee and held by the Trustee, plus earnings on amounts held, and less Allocable Expenses.

          "Default Interest Rate" means the three month London Interbank Offered Rate, as published in the Wall Street Journal, as such rate may change from time to time, plus 300 basis points.

          "Disposition" means any sale or other transfer during an Operation Year to a Person outside the Company's consolidated United States federal income tax group of an interest in an EARTHCO Business Entity or EARTHCO Plant that would result in a loss or reduction of any Section 29 Credits available to the Company.

          "Disposition Proceeds" means proceeds received by the Company with respect to a Disposition less (A) the Company's unrecovered Initial Investment (or a pro rata portion in the event of a partial Disposition), (B) expenses
      --- ----
incurred in connection with such Disposition, and (C) taxes on such Disposition, assuming for this purpose that the taxable gain shall be as reported on the Company's IRS Form 1120 and taxed at a combined federal and state income tax rate of 40%. For purposes of clause (A), the Company shall be deemed to have recovered its Initial Investment with respect to the interest that is the subject of such Disposition (i) to the extent it shall have been recovered from previous Disposition Proceeds with respect to such Disposition, and (ii) to the extent there shall have been cumulative Excess Cash Flow attributable to the relevant EARTHCO Business Entity for previous Operation Years (other than that in which such Disposition occurs). For purposes of the previous sentence, the Excess Cash Flow that shall be attributable, for each previous Operation Year, to the relevant EARTHCO Business Entity or EARTHCO Plant that is the subject of the Disposition shall be determined by multiplying the Excess Cash Flow for that Operation Year by a fraction, whose numerator shall be the weighted average annual Company ownership interest (whether direct or indirect) in the EARTHCO Plant and whose denominator shall be the sum of the weighted average annual Company ownership interest (whether direct or indirect) in all EARTHCO Plants. If such Disposition relates to less than a 100% interest in the relevant EARTHCO Plant, the recovery of the Initial Investment will only be the cumulative Excess Cash Flow during all previous Operation Years attributable to the fractional interest that is the subject of the Disposition. For example, for each Operation Year before any Disposition has occurred, 100/400, or 25%, of Excess Cash Flow will be allocated to each EARTHCO Plant; for each Operation Year after there has been no Disposition except a Disposition of a 50% interest in one EARTHCO Plant, 100/350 of Excess Cash Flow will be allocated to each 100%-owned EARTHCO Plant and 50/350 of Excess Cash Flow will be allocated to the one 50%- owned EARTHCO Plant; and so forth.

          "EARTHCO Business Entity" means any corporation, partnership, limited liability company, or other entity owning (for United States federal income tax purposes) an interest in an EARTHCO Plant, including, on the date hereof, Ceredo Synfuel, LLC, Sandy River Synfuel, LLC, Solid Energy, LLC, and Solid Fuel, LLC.

          "EARTHCO Plants" means the following:

          (i) the secondary coal recovery system facility owned by Solid Energy LLC and currently located at Kentucky May Coal Company, Inc.'s Arnolds Fork Preparation Plant near Kite, Kentucky;

          (ii) the secondary coal recovery system facility owned by Solid Fuel LLC and currently located at Powell Mountain Coal Company, Inc.'s Preparation Plant near St. Charles, Virginia;

          (iii) the secondary coal recovery system facility owned by Ceredo Synfuel LLC and currently located at Kanawha River Terminal, Inc.'s Ceredo Dock in Ceredo, West Virginia; an d

          (iv) the secondary coal recovery system facility owned by Sandy River Synfuel LLC and currently located at Kanawha River Terminal, Inc.'s Ceredo Dock in Ceredo, West Virginia.

          "Excess Carryforward Credits" means the amount equal to 50% of the excess of (A) the Carryforward Credits, for a particular Operation Year, over
(B) any amount by which the Preference exceeded Net Cash Flow for the Operation Year in which they were earned.

          "Excess Carryforward Credits Estimate" means for each Tax Year after 2007, the Excess Carryforward Credits originally estimated by the Company on March 15/th/ following such Tax Year and revised within 20 Business Days after the Tax Filing Date for such Tax Year.

          "Excess Carryforward Credits Estimate Adjustment" means the difference between (A) the revised Excess Carryforward Credits Estimate for a particular Tax Year, determined as of the Tax Filing Date for such Tax Year, and (B) the original Excess Carryforward Credits Estimate for such Tax Year, determined as of March 15/th/ following such Tax Year.

          "Excess Carryforward Credits Payment Adjustment" means the difference between (A) the actual Excess Carryforward Credits for a particular Tax Year, determined as of the Final Determination Date, and (B) the Interim Excess Carryforward Credits Payment for such Tax Year.

          "Excess Cash Flow" means, for each Operation Year, 50% of the Net Cash Flow in excess of the Preference.

          "Excess Cash Flow Estimate" means for each Operation Year the Excess Cash Flow originally estimated by the Company on March 15/th/ following such Operation Year and revised within 20 Business Days after the Tax Filing Date for such Operation Year.

          "Excess Cash Flow Estimate Adjustment" means the difference between
(A) the revised Excess Cash Flow Estimate for a particular Operation Year, determined as of the Tax

Filing Date for such Operation Year, and (B) the original Excess Cash Flow Estimate for such Operation Year, determined as of March 15/th/ following such Tax Year.

          "Excess Cash Flow Payment Adjustment" means the difference between (A) the actual Excess Cash Flow for a particular Operation Year, determined as of the Final Determination Date, and (B) the Interim Excess Cash Flow Payment for such Operation Year.

          "Excess Disposition Proceeds" means the amount equal to either, (A) in the event of a Disposition prior to March 16, 2002, 25% of the Disposition Proceeds for such Disposition or (B) in the event of a Disposition after March 15, 2002, the Ratio multiplied by the Disposition Proceeds for such Disposition.

          "Excess Disposition Proceeds Payment Adjustment" means the difference between (A the remaining Contingency Funds allocable to a particular Disposition, and (B) the total Final Excess Disposition Proceeds Deposit Adjustment paid to the Company for such Disposition.

          "Final Determination Date" means for each Tax Year, the later of (A) the date when the statute of limitations for a Tax Year under both sections 6501 and, if applicable, 6229 of the Internal Revenue Code and in the case of an examination by any state taxing authority, the statute of limitations under the applicable state law, has expired or (B) in the event any taxing authority has proposed any adjustment for a Tax Year, the date when there has occurred with respect to all such proposed adjustments by all such taxing authorities for such Tax Year, (i) a decision, judgment, decree, or other order of a court of competent jurisdiction that has become final and not subject to further appeal (through the passage of time or otherwise); (ii) a nonappealable written agreement with the applicable taxing authority; or (iii) the completion of administrative proceedings with the applicable taxing authority, if a judicial contest is not, or ceases to be, available or, in the taxpayer's sole discretion, is not to be commenced or continued.

          "Final Excess Carryforward Credits Deposit Adjustment" means the difference between (A) the actual Excess Carryforward Credits for a particular Tax Year, determined as of the Final Determination Date, and (B) the Excess Carryforward Credits Estimate for such Tax Year.

          "Final Excess Cash Flow Deposit Adjustment" means the difference between (A) the actual Excess Cash Flow for a particular Operation Year, determined as of the Final Determination Date, and (B) the Excess Cash Flow Estimate for such Operation Year.

          "Final Excess Disposition Proceeds Deposit Adjustment" means either
(A) in the event of a Disposition prior to March 16, 2002, 25% of the Indemnity Obligation Amount for such Disposition or (B) in the event of a Disposition after March 15, 2002, the Ratio multiplied by the Indemnity Obligation Amount for such Disposition.

          "Indemnity Obligation Amount" means the total actual indemnity obligation incurred by the Company or any subsidiary with respect to any Disposition plus all out-of-pocket expenses incurred in connection with any indemnity claim relating to such Disposition.

          "Initial Investment" means the cost to acquire an EARTHCO Plant or EARTHCO Business Entity plus any costs to move and reassemble an EARTHCO Plant at a new location, all as reflected on the books of the Company or its subsidiaries (including the applicable EARTHCO Business Entity), without any deduction for depreciation or amortization.

          "Interim Determination Date" means, with respect to a Tax Year, the date when all the following facts are true: (1) the Examination Division of the IRS has completed its examination of, and issued its final written report relating to, the Company's consolidated United States federal income tax return for that Tax Year; (2) no adjustment is then proposed and remains unresolved with respect to any item relating to an EARTHCO Plant for that Tax Year; (3) there then exists no examination or other proceeding with respect to the United States federal income tax return for such Tax Year or any prior Tax Year of any EARTHCO Business Entity; and (4) there are remaining Contingency Funds deposited with respect to one or more subsequent Tax Years for which neither an Interim Determination Date nor a Final Determination Date has occurred.

          "Interim Excess Carryforward Credits Payment " means for each Tax Year after 2007, the lesser of (A) the Excess Carryforward Credits Estimate for such Tax Year previously deposited into the Contingency Funds, or (B) the Excess Carryforward Credits for such Tax Year, determined as of the Interim Determination Date, and based upon the proposed redetermination of the Company's consolidated tax liability and taxable income as shown on the IRS examination report for such Tax Year.

          "Interim Excess Cash Flow Payment " means for each Operation Year, the lesser of (A) the Excess Cash Flow Estimate for such Operation Year previously deposited into the Contingency Funds, or (B) the Excess Cash Flow for such Operation Year, determined as of the Interim Determination Date, and based upon the proposed redetermination of the Company's consolidated tax liability and taxable income as shown on the IRS examination report for such Operation Year.

          "Interim Excess Disposition Proceeds Payment" means the amount equal to the excess of (A) the amount deposited by the Company pursuant to paragraph
(I)(C)(1) hereof with respect to a Disposition, over (B) 25% of the Maximum Indemnity Obligation Amount, in the case of a Disposition prior to March 16, 2002, or the Ratio multiplied by the Maximum Indemnity Obligation Amount, in the case of a Disposition after March 15, 2002. For any Disposition for which the Company is to receive one or more additional payments of Disposition Proceeds, the preceding sentence shall be applied by replacing "Maximum Indemnity Obligation Amount" with a pro rata portion thereof based upon the ratio of the
                          --- ----
amount so deposited to the total Excess Disposition Proceeds received and to be received for such Disposition.

          "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended.

          "IRS" means the United States Internal Revenue Service.

          "Maximum Indemnity Obligation Amount" means either (A) the total maximum indemnity obligation that could be incurred by the Company or any subsidiary with respect to any Disposition, as set forth in the agreement providing for indemnity with respect to such Disposition, or (B) if no such maximum is set forth in any agreement, the Company's good faith estimate of the total maximum indemnity obligation that could be incurred by the Company or any subsidiary with respect to such Disposition; provided that, in the case of an indemnity obligation concerning an environmental matter, the Company shall take into consideration (in forming its good faith estimate) the written evaluation of an independent third party.

          "Net Cash Flow" means the Company's share of each EARTHCO Business Entity's income or loss adjusted for depreciation and other non-cash items, plus
(A) income tax benefits, less income taxes incurred and (B) income tax credits realized. The Company's share of each EARTHCO Business Entity's partnership income or loss shall be determined from IRS Schedule K-1, of Form 1065, received in connection with each partnership's tax filing. Such amount shall be adjusted to a cash basis by adjusting for depreciation and other non-cash items creating such income or loss. Income tax benefits will be determined for the Operation Year under consideration by multiplying (i) the Company's statutory United States federal income tax rate by any partnership losses relating to an EARTHCO Plant reported on such Forms K-1 that the Company realizes on its IRS Form 1120 and (ii) the Company's effective state income tax rate (after taking into account the deduction of state income taxes for United States federal income tax purposes) by any such partnership losses that the Company or a subsidiary realizes on the applicable state income tax returns. Income taxes incurred shall be determined for the Operation Year under consideration by multiplying
(i) the Company's statutory United States federal income tax rate by any partnership income reported on such Forms K-1 that the Company realizes on its IRS Form 1120 and (ii) the Company's effective state income tax rate (after taking into account the deduction of state income taxes for United States federal income tax purposes) by any such partnership income that the Company or a subsidiary realizes on the applicable state income tax returns. The income tax credits realized will be determined by the Company's share of Section 29 Credits on such Forms K-1 and any unused Section 29 Credits, related to the EARTHCO Plants, carried forward (as part of the Company's minimum tax credit) from previous Operation Years, that reduce total tax on the Company's Form 1120 for the current Operation Year. For purposes of the calculation of Net Cash Flow, in any Operation Year for which the Company generates carryforwards of tax credits of equal priority with the Section 29 Credits under the Internal Revenue Code or Treasury Regulation ordering rules because of limitations on their use, the Section 29 Credits will be deemed to be the first such credits used in such Operation Year. Additionally, Section 29 Credits will be deemed utilized in the order in which they were earned.

          "Operation Year" means each Tax Year from 2001 through and including 2007.

          "Payment Date" means the date specified in the applicable Officer's Certificate as a date on which the Trustee or the Company is to make a payment to the Holders or the Trustee is to make a payment to the Company.

          "Preference" means $80 million for each Operation Year, subject to the following adjustments:

               (a) In the event of a Disposition of 100% of an EARTHCO Plant or EARTHCO Business Entity, the Preference will be reduced by the following amounts

     (and for the year of the Disposition, by a pro rata portion based on the
                                                --- ----
     portion of the year remaining after the Disposition):

          EARTHCO Business Entity or         Dollar Amount
          --------------------------         -------------
          EARTHCO Plant Owned By
          ----------------------
            Solid Energy, LLC                $15.8 million
            Solid Fuel, LLC                  $15.8 million
            Ceredo Synfuel, LLC              $27.6 million
            Sandy River Synfuel, LLC         $20.8 million

     ; and

               (b) In the event of a Disposition of less than 100% of an EARTHCO Plant or EARTHCO Business Entity, the Preference will be reduced by pro
                                                                         ---
     rata portions of the above amounts, based on the percentage sold and, for
     ----
     the year of the Disposition, the portion of the year remaining after the Disposition.

          "Ratio" means the ratio of Excess Cash Flow to Net Cash Flow for prior Operation Years, determined on a cumulative basis, assuming for this purpose that in each prior Operation Year the Company's share of (i) the aggregate net income (as computed for United States federal income tax purposes) of the EARTHCO Business Entities is taxed at a combined federal and state income tax rate of 40%, (ii) the aggregate net loss (as computed for United States federal income tax purposes) of the EARTHCO Business Entities produces a combined federal and state income tax benefit equal to 40% of such loss, and (iii)
Section 29 Credits are utilized in full in the Tax Year earned.

          "Section 29 Credits" means any credit against the United States federal income tax liability of the Company resulting from the production and sale of "qualified fuels" from the EARTHCO Plants to an unrelated person as provided for in Section 29 of the Internal Revenue Code.

          "Tax Filing Date" means the date of the filing of the Company's annual United States federal income tax return for the applicable Tax Year.

          "Tax Year" means a calendar year or any fiscal year that the Company may adopt as its taxable year for United States federal income tax purposes.



                                 ABBREVIATIONS


          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common and not as community property
          UNIF TRANS
          MIN ACT - _______________________Custodian__________________________
                         (Custodian)                (Minor)
                    under Uniform Transfers to Minors Act ___________________
                                                               (State)



Additional abbreviations may also be used though not on the above list.




     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto ________________________________________________________ (please insert Social
Security or other identifying number of assignee).

________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE
________________________________________________________________________________
________________________________________________________________________________

the within CVO Certificate and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
________________________________________________________________________________

agent to transfer said CVO Certificate on the books of the Company, with full power of substitution in the premises.

Dated:______________     _______________________________________________________

                         _______________________________________________________

                         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

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